EXHIBIT 10.149

Ferring Pharmaceuticals, Inc.
4 Gatehall Drive, 3rd Floor
Parsippany, NJ  07054

March 17, 2009

Vyteris, Inc.
13-01 Pollit Drive
Fair Lawn, NJ   07410

Ladies and Gentlemen:

Ferring Pharmaceuticals, Inc., a Delaware corporation (“Ferring”), Vyteris, Inc., a Delaware corporation (“Vyteris”), and Vyteris, Inc., a Nevada corporation (“Parent”) hereby agree as follows:

1.           License Agreement.   Reference is hereby made to the License and Development Agreement dated as of September 27, 2004, as amended, between Ferring and Vyteris (the “License Agreement”).

(a)           Attached hereto as Schedule 1 is a draft of the calendar year 2009 “patch development budget” provided by Vyteris to Ferring pursuant to Section 2.04 of the License Agreement (the “2009 Patch Development Budget”).  Promptly following the execution and delivery of this letter agreement, Vyteris and Ferring shall agree upon a final 2009 Patch Development Budget.  The existing 50/50 sharing arrangement with respect to annual development costs incurred to carry out the Development Plan described in the License Agreement shall remain in place.  However, solely with respect to up to $6,600,000 of the 2009 Patch Development Budget, Ferring agrees that, subject to adequate confirmation and approval by Ferring, in its sole reasonable discretion, regarding the use of such funds consistent with the Development Plan, Ferring shall pay half of such budgeted amount ($3,300,000) in full first.  With respect to each such payment made by Ferring with respect to calendar year 2009 (including, without limitation, prior to the execution of this letter agreement) in excess of the amounts due in accordance with the original 50/50 sharing arrangement (the “Excess Amounts”), Ferring shall be deemed to have paid such Excess Amounts on account of and on behalf of Vyteris’s obligation under the existing 50/50 sharing arrangement; and such Excess Amounts shall be deemed loans by Ferring to Vyteris (which loans Vyteris shall repay to Ferring (i) by making payment, on account of and for the benefit of Ferring, of Ferring’s 50/50 sharing obligation with respect to the second half of such $6,600,000 ($3,300,000) of such Development Costs, but in any event, no later than December 31, 2009, or (ii) if earlier, upon the termination of the License Agreement or the breach by Vyteris or Parent of the License Agreement, the Supply Agreement (as defined below), the Technical Agreement (as defined below), or any of the Transaction Documents (as defined below).  In connection therewith, Vyteris shall invoice Ferring on a semi-monthly basis based on actual costs incurred during the prior semi-monthly period.  All such payments shall continue to be subject to year-end reconciliation and the other provisions set forth in Section 2.04 of the License Agreement.  With respect to any amounts in the final 2009 Development Patch Development Budget in excess of $6,600,000, such amounts shall be paid after Ferring and Vyteris pay the amounts set forth in this paragraph (and the original 50/50 sharing arrangement shall apply with respect thereto).

(b)           Section 5.05(b) of the License Agreement is hereby amended and restated to read in its entirety as follows:

“In each subsequent twelve month period, the revenue share percentage that shall be paid by Ferring to Vyteris shall be as follows:

•	5% of the first $100 million of Net Sales during such period;

•	6.5% of Net Sales between $100-200 million during such period; and

•	8% of Net Sales exceeding $200 million in each such period.”

(c)           Except as set forth above, the License Agreement shall remain in full force and effect.

2.           Supply Agreement.  Reference is hereby made to the Supply Agreement dated September 27, 2004, as amended, between Ferring and Vyteris the (“Supply Agreement”) and the Technical Agreement entered into by and between Ferring and Vyteris in connection with (the “Technical Agreement”).

(a)           The following is hereby added as a new Section 8.5 of the Supply Agreement:

“At Ferring's expense, Vyteris hereby agrees that it shall permit a Ferring manufacturing/production employee or representative to be onsite at Vyteris’s Fair Lawn, New Jersey facility during calendar year 2009, at such times as are reasonably requested by Ferring, for observation and review purposes solely with respect to activities related to Ferring.  With respect to such observation and review, the provisions of Article 6 of this Agreement (Confidentiality) shall apply.  During calendar years 2009 and 2010, Ferring agrees that it shall not directly solicit for employment any employee of Vyteris whom Ferring is first introduced to directly as a result of the exercise by Ferring of such observation and review rights.”

(b)           Except as set forth above, the Supply Agreement and the Technical Agreement shall remain in full force and effect.

3.           PMK150.

(a)           Attached hereto as Schedule 2 is a description of machinery commonly referred to as PMK150 and used by Vyteris in connection with its performance of its obligations pursuant to the License Agreement and Supply Agreement (together with all replacement and spare parts and accessories, the “PMK150”).  Vyteris hereby represents and warrants to Ferring that there are no manufacturer or other warranties in favor of Vyteris and/or its affiliates relating to the PMK150.

(b)           Vyteris and Parent hereby, jointly and severally,  represent and warrant to Ferring that (i) Vyteris owns all good and marketable right, title and interest in and to the PMK150, free and clear of any and all liens, security interests, pledges, attachments, mortgages, charges, claims, conditions or other similar encumbrances or restrictions of any kind, including, without limitation, any conditional sale agreement or other title retention agreement (collectively, “Liens”), except for the Lien in favor of Spencer Trask Specialty Group (“Spencer Trask”); and upon execution and delivery of the Bill of Sale (as defined below), Ferring shall acquire all absolute unconditional right, title and interest in and to the Purchased Assets (as defined below), free and clear of all Liens (i.e., Spencer Trask shall release its Lien); (ii) the PMK150 conforms to the specifications set forth on Schedule 2 hereto and is in good working order and operating condition, free of any material defects (latent and otherwise); (iii) the PMK150 complies in all material respects with all applicable requirements of all applicable and relevant occupational safety and health laws and the regulations promulgated thereunder; and (iv) the PMK150 is located at the facilities of Vyteris located at 13-01 Pollit Drive, Fair Lawn, New Jersey.

(c)           Vyteris and Parent hereby, jointly and severally, represent and warrant to Ferring that (i) Vyteris is a wholly-owned subsidiary of Parent, that Parent is a holding-company without operations other than as relate to its ownership of Vyteris, and that Parent’s only asset is its capital stock of Vyteris; and (ii) except as set forth on Schedule 3, there is no actual or threatened claim, lawsuit, action or proceeding against or involving Vyteris or Parent.

(d)           Simultaneously with the execution and delivery of this letter agreement, Vyteris and Ferring shall enter into an Assignment and Bill of Sale in the form attached hereto as Exhibit A (the “Bill of Sale”) pursuant to which Vyteris shall sell and assign to Ferring, and Ferring shall purchase from Vyteris, the PMK150 and all related records, documentation and warranties (collectively, the “Purchased Assets”), free and clear of all Liens.  The Bill of Sale is hereby incorporated by reference into this Agreement as if fully set forth herein.

(i)           The purchase price to be paid by Ferring to Vyteris for the Purchased Assets is One Million Dollars ($1,000,000) (the “Purchase Price”) and shall be paid by Ferring to Vyteris as follows:

(a)           credit for the principal amounts owed by Vyteris to Ferring pursuant to (i) the Promissory Note dated July 8, 2008 made by Parent, as nominee and agent for Vyteris, to Ferring in the original principal amount of $50,000 (the "$50,000 Note") (which principal amount equals $50,000), and (ii) the Promissory Note dated December 15, 2008 made by Parent, as nominee and agent for Vyteris, to Ferring in the original principal amount of $200,000 (the "$200,000 Note") (which principal amount equals $200,000) are hereby credited in full against the Purchase Price;

(b)           Ferring shall make a payment to Vyteris in the amount of $250,000 on the date hereof; and

(c)           On April 30, 2009, Ferring shall make a payment to Vyteris in the amount of (i) $500,000, less credit for (ii) interest payments owed by Vyteris to Ferring pursuant to the (A) the $50,000 Note; (B) the $200,000 Note; and (C) the Promissory Note dated July 8, 2008 made by Parent, as nominee and agent for Vyteris, to Ferring in the original principal amount of $2,500,000 (the “$2,500,000 Note”).

(ii)           The parties hereby acknowledge and agree that the loans made by Ferring and represented by the $50,000 Note, the $200,000 Note and the $2,500,000 Note were each made by Ferring to Parent, as nominee and agent for Vyteris.  The parties hereby acknowledge and agree that the Purchase Price constitutes the Fair Market Value of the Purchased Assets.  As used in this letter agreement, the “Fair Market Value” means the price determined by the parties to be the price which a willing buyer would pay for assets in an arm’s length transaction to a willing seller who is under no compulsion to sell such assets.

(iii)           The Parties hereby acknowledge and agree that, in accordance with Section 4 of the $2,500,000 Note, Ferring has elected to offset the principal amount due by Ferring thereunder against the $2,500,000 payment due by Ferring pursuant to Section 5.02(ii) of the License Agreement.

(e)           Simultaneously with the execution and delivery of this letter agreement, Vyteris and Ferring shall enter into an Equipment Lease Agreement in the form attached hereto as Exhibit B (the “Equipment Lease”) pursuant to which Ferring shall lease to Vyteris the Purchased Assets.   As set forth in the Equipment Lease, in lieu of Vyteris paying the lease payments to Ferring in cash, at Ferring’s option Ferring shall receive a dollar-for-dollar credit against, at Ferring’s option, (i) the option exercise price described below with respect to the PMK300, and/or (ii) amounts due by Ferring to Vyteris pursuant to the License Agreement (e.g., milestone payments), the Supply Agreement and/or any other agreement between the parties.  The Equipment Lease is hereby incorporated by reference into this Agreement as if fully set forth herein.  General terms shall include, without limitation, lease payments of $1000 per month, a term of 10 years and covenants by Vyteris to maintain the Equipment in proper working order.  Without otherwise limiting the provisions of the Section 6(b) of the Equipment Lease, the insurance referred to in Section 6(b) of the Equipment Lease shall include the insurance set forth on Schedule 3(a) attached hereto.

4.           PMK300.

(a)           Attached hereto as Schedule 4 is a description of a piece of machinery commonly referred to as PMK300 (together with all replacement and spare parts and accessories, the “PMK300”).  There are no manufacturer and other warranties in favor of Vyteris and/or Parent relating to the PMK300.

(b)           Vyteris and Parent hereby, jointly and severally, represent and warrant to Ferring that (i) Vyteris owns all good and marketable right, title and interest in and to the PMK300, free and clear of any and all Liens; and upon consummation by Ferring of the transactions contemplated by the Option (as defined below), Ferring shall acquire all absolute unconditional right, title and interest in and to the PMK300 Assets (as defined below), free and clear of all Liens; (ii) the PMK300 conforms to the specifications: set forth on Schedule 4 hereto and is in good working order and operating condition, free of any material defects (latent and otherwise); (iii) the PMK300 complies in all material respects with all applicable requirements of all applicable and relevant occupational safety and health laws and the regulations promulgated thereunder; and (iv) the PMK300 is located at the facilities of Herro Hoeflinger Harro Höfliger Verpackungsmaschinen GmbH, Werk Satteldorf, Industriestraße 6, 74589 Satteldorf, GERMANY.

(c)           Vyteris hereby grants to Ferring the right to purchase the PMK300 and all related records, documentation and warranties (collectively, the “PMK300 Assets”), free and clear of all Liens (the “Option”).   In order to exercise the Option, Ferring shall notify Vyteris in writing, prior to the expiration of the Option Period (as defined below), that Ferring desires to exercise the Option, in which case the parties shall promptly negotiate and enter into a purchase agreement and other related documents (including, without limitation, transfer documents and a legal opinion in favor of Ferring) in connection therewith.  As used herein, the “Option Period” means the period of time beginning on the date of this letter agreement and ending on the second anniversary of the letter agreement.

(i)           The option exercise price to be paid by Ferring to Vyteris shall be in an amount and upon payment terms mutually agreed upon by the parties in good faith.

(ii)           Vyteris hereby covenants and agrees that during the Option Period (and, if Ferring exercises the Option, until such time as Ferring and Vyteris consummate the sale by Vyteris to Ferring of the PMK300 Purchased Assets), the representations and warranties set forth in paragraph 4(b) shall remain true and accurate in all respects and Vyteris shall maintain the insurance listed on Schedule 5 attached hereto.

5.           Representations and Warranties.  Vyteris and Parent, jointly and severally, hereby represent and warrant to Ferring, and Ferring hereby represents and warrants to Vyteris that:

(a)           It is duly and validly existing under the laws under which it was organized and is qualified and in good standing in the State of New Jersey; except that, with respect to Parent, Vyteris and Parent represent and warrant that Parent is not in good standing in the State of New Jersey, that Parent is not “doing business” in the State of New Jersey and that such failure of Parent to be in good standing is not in violation or contrary to any law or regulation.  It has the requisite power and authority to execute, deliver and perform this letter agreement and all of the other documents and instruments executed and delivered by it in accordance herewith (collectively with this letter agreement, the “Transaction Documents”).  It has obtained all necessary authorizations to approve the execution, delivery and performance by it of each of the Transaction Documents to which it is a party.  Each of the Transaction Documents to which it is a party has been duly executed and delivered by it.

 (b)           Each of the Transaction Documents to which it is a party is its legal, valid and binding obligation, enforceable against it in accordance with its terms.  The execution, delivery and performance of each of the Transaction Documents to which it is a party does not and will not, under any circumstance whatsoever: (i) conflict with, constitute a default, or result in a default or other breach of or under the certificate of incorporation or bylaws of such party or any agreement to which such party is a party or by which it or its assets is bound; (ii) permit any entity or individual to either terminate or to accelerate any liability or other obligation, or to impose any penalty under or to otherwise modify, or exercise rights under, or cancel or require any notice under, or otherwise violate any  agreement to which such party is a party or by which it or its assets is bound; or (iii) otherwise result in a Lien, except for Liens in favor of Ferring as contemplated by the Transaction Documents.

(c)           No governmental or other authorization, approval or other consent of any kind or nature by or on behalf of such party is required arising out of or otherwise relating to the execution, delivery or performance of the Transaction Documents to which it is a party and such party is not prohibited by any law from consummating the transactions contemplated by any of the Transaction Documents to which it is a party.  No litigation or other proceeding is pending against it that questions the validity of any of the Transaction Documents or any transaction contemplated thereby.

6.           Indemnification; Security Interests; Subordination; Additional Agreements.

(a)           Vyteris and Parent, jointly and severally, hereby agree to indemnify and hold harmless (and at the request of Ferring, defend) Ferring and its parent and other affiliates and their respective successors and permitted assigns, and the officers, directors, managers, employees, members, partners, stockholders, agents and representatives of each of the foregoing (collectively, the “Buyer Indemnitees”), from and against, and shall pay to the Buyer Indemnitees the amount of, any and all liabilities, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims or judgments arising from, resulting from or based upon (i) any breach of or inaccuracy in the representations and warranties of Vyteris and/or Parent contained in any of the Transaction Documents, the License Agreement, the Supply Agreement and/or the Technical Agreement, (ii) any breach of the covenants or agreements of Vyteris and/or Parent contained in any of the Transaction Documents, the License Agreement, the Supply Agreement and/or the Technical Agreement, or (iii) the actual or alleged use, operation, delivery or transportation of the Purchased Assets (and, if Ferring exercises, the Option, the PMK300 Assets) prior to the sale and assignment thereof to Ferring pursuant to the Transaction Documents or while Vyteris and/or Parent otherwise has possession or control thereof.

(b)           To secure the obligations of Vyteris pursuant to the existing and new agreements between the parties, Vyteris shall grant to Ferring a security interest in all of the assets of Vyteris (including, without limitation, the PMK300 machinery and the Product (as defined in the License Agreement), work in process supplies, inventories, machinery and equipment); provided, however, that with respect to patent rights, such collateral shall only include the patents and patent applications (i) referred to in the License Agreement, (ii) made, created, developed or reduced to practice in connection with the License Agreement, and (iii) any other patents and patent applications owned or controlled by Vyteris and necessary, useful or desirable to Ferring’s manufacture, marketing, sale testing, development or use of the Product, including, without limitation the patents and patent applications listed on Schedule 6 attached hereto, together with certain other assets, all as more fully described in the Vyteris Security Agreement (as defined below).  In furtherance thereof, simultaneously with the execution and delivery of this letter agreement, Vyteris shall execute and delivery to Ferring a Security Agreement in the form attached hereto as Exhibit C (the “Vyteris Security Agreement”) and any other UCC-1 statements, collateral assignments of patents and other documents reasonably requested by Ferring.  The Vyteris Security Agreement is hereby incorporated by reference into this Agreement as if fully set forth herein.   Additionally, Vyteris shall, upon the request of Ferring at any time on the date hereof or thereafter, take all steps that Ferring deems advisable or necessary in order for Ferring to obtain and/or perfect its security interest (including, at the request of Ferring, that Vyteris shall execute appropriate German security documents, move the PMK300 machinery to the United States and/or obtain a legal opinion, from a law firm and in form satisfactory to Ferring, with respect to such perfection).  The German security documents shall substantially conform to the draft security transfer agreement (Sicherungsübereignungsvertrag) attached hereto as Exhibit G and shall be executed by the parties (including Spencer Trask) within twenty (20) bank working days from the execution and delivery of this Letter Agreement.  The German security documents shall form an integral part of the Vyteris Security Agreement and their content shall be incorporated in full into the Vyteris Security Agreement by way of reference.  Vyteris shall pay all costs and expenses incurred by Ferring in connection with perfecting its security interest (including, without limitation, all costs and expenses of German legal counsel).   The Vyteris Security Agreement shall terminate on the Security Interest Termination Date (as defined in the Vyteris Security Agreement).

(c)           To secure the obligations of Parent pursuant to the existing and new agreements between the parties, Parent shall grant to Ferring a security interest in all of the assets of Parent.  In furtherance thereof, simultaneously with the execution and delivery of this letter agreement, Parent shall execute and delivery to Ferring a Parent Security Agreement in the form attached hereto as Exhibit D (the “Parent Security Agreement”) and any other UCC-1 statements and other documents reasonably requested by Ferring.  The Parent Security Agreement is hereby incorporated by reference into this Agreement as if fully set forth herein.   Additionally, Parent shall, upon the request of Ferring at any time on the date hereof or thereafter, take all steps that Ferring deems advisable or necessary in order for Ferring to obtain and/or perfect its security interest.  Parent and/or Vyteris shall pay all costs and expenses incurred by Ferring in connection with perfecting its security interest.  The Parent Security interest shall terminate on the Security Interest Termination Date.

(d)           Simultaneously with the execution and delivery of this letter agreement, Spencer Trask shall fully release and discharge all Liens with respect to the PMK150, and (ii) enter into a Subordination and Agreement in the form attached hereto as Exhibit E.  Additionally, immediately prior to consummation of the transactions contemplated by exercise by Ferring of the Option, Spencer Trask shall fully release and discharge all Liens with respect to the PMK300.  In connection with the foregoing, Spencer Trask hereby shall authorize Ferring to take any and all actions (including, as appropriate, filing UCC-3 termination statements) necessary or desirable, as determined by Ferring in good faith.

(e)           Simultaneously with the execution and delivery by the parties of this letter agreement, Vyteris shall deliver to Ferring the legal opinion of Jolie Kahn, Esq., counsel to Vyteris, in form and substance satisfactory to Ferring, in the form attached hereto as Exhibit F.

(f)           Until the Security Interest Termination Date, Vyteris nor Parent may not make any payments to any related party shareholders or entities controlled by related party shareholders (“related party shareholder” is defined as those shareholders listed on Schedule 8 attached hereto), except for (i) compensation under existing employment agreements and consulting fees payable to officers and a certain corporate director at rates no greater than the rates in effect on January 1, 2009 and otherwise upon terms no more favorable to such officers and director than under past practices, and compensation paid to Parent’s Board of Directors pursuant to arrangements in effect either pursuant to the existing Board compensation plan or otherwise as in effect on January 1, 2009, and (ii) amounts pre-approved by Ferring in writing, in each instance, in Ferring’s sole discretion.

(g)            Notwithstanding anything contained in the Vyteris Security Agreement to the contrary, Ferring hereby agrees that if, and only if, (i) Ferring has confirmed in writing that neither Vyteris nor Parent has breached or defaulted under or with respect to (nor has Ferring alleged in good faith that such breach or default has occurred under or with respect to) any of the Transaction Documents, the License Agreement, the Supply Agreement and/or the Technical Agreement, and (ii) Spencer Trask has reaffirmed in writing (in form and substance reasonably satisfactory to Ferring in its sole discretion) that the Subordination and Agreement remains in full force and effect, Ferring shall (A) allow Vyteris to grant or allow the imposition of a lien or security interest upon the Collateral (as defined in the Vyteris Security Agreement) in connection with the making of loans to Vyteris by one or more New Third Party Lenders, and (B) subordinate its liens and security interests created by the Vyteris Security Agreement to such New Third Party Lenders to the extent that the value of the Collateral (as defined in the Vyteris Security Agreement) at the time or times that Ferring exercises its rights and remedies pursuant to the Vyteris Security Agreement (as determined by Ferring in its sole discretion good faith) exceeds $3,300,000; it being understood and agreed that Ferring’s liens and security interests shall remain senior to the New Third Party Lenders with respect to at least $3,300,000 of value of the Collateral.  In connection with the foregoing subordination, Ferring agrees to execute a subordination agreement with New Third Party Lenders in form and substance reasonably satisfactory to Ferring in its sole discretion.  As used herein, a “New Third Party Lender” means a third party accredited investor and/or financial institution (but not Spencer Trask) that is not affiliated in any way with Vyteris, Parent, Spencer Trask or any related party shareholders or entities controlled by related party shareholders (as described in paragraph 6(f) above).

(h)           So long the License Agreement and/or the Supply Agreement is in effect, Ferring shall receive notice of all regularly scheduled and unscheduled meetings of the Board of Directors of Vyteris and Parent, and subject to having designated an observer (which may be only one person and not subject to change unless the designated person is no longer employed or retained by Ferring), who has signed Vyteris’s and Parent's standard nondisclosure agreement (of which Ferring shall not be a third party beneficiary), such observer may attend Vyteris’s and Parent's regularly scheduled and unscheduled meetings of its Board of Directors and shall receive the materials distributed or made available to the voting members of the Board in connection with such meetings; provided, however, that such observer shall not have a right to vote or otherwise pass on any matters brought to the attention of the Board at such meetings, and such observer shall be excluded from any discussions regarding any matters related to Ferring.

7.           Miscellaneous.

(a)           Each of the Transaction Documents shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflicts of law principles.

(b)           Each of the Transaction Documents may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereby submit to the exclusive jurisdiction of the state and federal courts located in the City of Newark, State of New Jersey for the sole purpose of the Transaction Documents and any controversy arising thereunder. VYTERIS AND FERRING EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM THE TRANSACTION DOCUMENTS.

(c)           Vyteris and Parent shall execute and deliver to Ferring, upon Ferring’s request, such instruments and assurances as Ferring deems necessary or advisable in order to consummate the transactions contemplated by the Transaction Documents.  At request of Ferring, Vyteris shall execute, or join Ferring in executing, financing statements pursuant to the Uniform Commercial Code or comparable statute, rule or regulation.

(d)           All notices under any of the Transaction Documents shall be delivered by facsimile (confirmed by overnight delivery) or by overnight delivery with a reputable overnight delivery service, to the address of the respective parties set forth above.  Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the business day following the date of delivery to the overnight delivery service if sent by overnight delivery.  A party may change its address listed above by notice to the other party given in accordance with this section.

(e)           The parties hereto acknowledge that the Transaction Documents set forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter thereof.  No modification of any of the terms of any of the Transaction Documents shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both parties hereto.  No course of dealing or usage of trade shall be used to modify the terms and conditions therein.  A waiver of a default shall not be a waiver of any other or a subsequent default.

(f)           Each of the Transaction Documents is binding upon, and inures to the benefit of, the parties hereto and their respective administrators, successors and assigns.  Neither Vyteris nor Parent may assign or otherwise transfer (by assignment, stock sale, merger or otherwise) any of the Transaction Documents without the prior written consent of Ferring.  Each provision of each of the Transaction Documents shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of the applicable Transaction Documents which are valid.

[Signature Page Follows]

Please confirm your agreement to the foregoing by executing the enclosed duplicate original of this letter in the space provided below and returning it to Ferring.

FERRING PHARMACEUTICALS, INC.

By:

Name:
Title:

ACCEPTED AND
AGREED TO:

VYTERIS, INC., a Delaware corporation

By:
Name:
Title:

ACCEPTED AND AGREED TO:

VYTERIS, INC., a Nevada corporation

By:
Name:
Title:

SCHEDULES AND EXHIBITS

Schedule 1	2009 Patch Development Budget
Schedule 2	Description of PMK150
Schedule 3	Claims, Lawsuits, Actions
Schedule 3(a)	PMK150 Insurance
Schedule 4	Description of PMK300
Schedule 5	PMK300 Insurance
Schedule 6	Certain Patent Rights
Schedule 7	Materials and Supplies
Schedule 8	Related Parties

Exhibit A	Form of Bill of Sale
Exhibit B	Form of Equipment Lease
Exhibit C	Form of Vyteris Security Agreement
Exhibit D	Form of Parent Security Agreement
Exhibit E	Form of Subordination of Agreement
Exhibit F	Form of Legal Opinion
Exhibit G	Draft German Security Transfer Agreement

Schedule 1           Draft 2009 Patch Development Budget

See Attached

Schedule 2           Description of PMK150

See attached

Schedule 3           Claims, Lawsuits, Actions

See Attached

Schedule 3(a)    PMK150 Insurance

See Attached

15

Schedule 4           Description of PMK300

See Attached

16

Schedule 5           PMK300 Insurance

See Attached

17

Schedule 6           Certain Patent Rights

See Attached

18

Schedule 7           Materials and Supplies

See Attached

19

Schedule 8           Related Parties

See Attached

20

Exhibit A           Form of Bill of Sale

See Attached

21

Exhibit B           Form of Equipment Lease

See Attached

22

Exhibit C           Form of Vyteris Security Agreement

See Attached

23

Exhibit D           Form of Parent Security Agreement

See Attached

24

Exhibit E           Form of Subordination and Agreement

See Attached

25

Exhibit F           Form of Legal Opinion

See Attached

26

Exhibit G           Draft German Security Transfer Agreement

See Attached (to be finalized post-Closing)

27

Schedule 1 - 2009 Patch Development Budget

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SCHEDULE 2
Description of the PMK150 Patch Machine
The PMK150 machine was designed and manufactured by Harro Hofliger (Germany) to manufacture Vyteris transdermal drug patches. The machine operates in a continuous mode with the following input materials: PETG cover liner, non-woven pads, anode and cathode solutions, hydrogel and electrode subassembly. The electrode subassembly web width is 150mm (1-up lane configuration)
The basic operation is as follows. The PETG cover liner roll is unwound and cavities are thermoformed. Pre-cut non-woven pads are positioned by hand in the cavities and then ultrasonically welded to the PETG material. Anode and cathode solutions are dispensed onto the non-woven pads. In parallel, the hydrogel roll is unwound and die-cut to provide anode and cathode pucks on a carrier liner. These hydrogel pucks are laminated in registration to the unwound electrode subassembly material. The latter material is then laminated in registration to the dosed PETG cover liner. Finally, the patch is die-cut from the web.

29

SCHEDULE 3 – CLAIMS, LAWSUITS, ACTIONS
1. 17-01 Pollitt Drive, Fair Lawn, NJ lease = Litigation Initiated
This is the second building leased by Vyteris which was intended to be used for expanded manufacturing space, which was not utilized due to the de-emphasis of the LidoSite product. Vyteris vacated the space during the first quarter of 2008 and consolidated operations at 13-01 Pollitt Drive. The present value of lease payments through the end of the lease term is $2.0 million. Vyteris was working with the landlord for the 17-01 Pollitt Drive space to reach a settlement; however on or about February 25, 2009, Vyteris was served with a summons and complaint by the Landlord, 17-01 Pollitt Drive Associates, L.L.C., seeking compensatory damages and possession of the demised premises.
2. Biovid v. Vyteris. = Current Litigation
Biovid Corporation v Vyteris, Inc.et al. Docket No.: MER-L-1650-08
Superior Court of NJ, Mercer County Law Division
Vyteris was sued by a firm which wrote a report in conjunction with LidoSite. The suit is to recoup fees of approximately $50,000 previously invoiced by Biovid. Litigation counsel is preparing an answer to the complaint. Vyteris’ claims that worked was performed without a contract and was not approved by Vyteris. Biovid agrees that while a contract was not signed, there were verbal instructions from management authorizing the work.
3. Vyllo v. Vyteris. = Potential Claim – Demand Letter sent but no litigation initiated
Vyllo is owed approximately $25,000 in consulting fees by Vyteris. The consultant authorized fiber optic cable installation without Vyteris’ consent, so Vyteris feels there is a valid counterclaim; however, due to the small dollar amount, it is prudent to settle this matter. Vyteris’ claims Vyllo’s signing of a 5 year lease agreement for a fiber optic 100 megabit line in the amount of $300,000 was unauthorized and a breach of Vyteris’ contract which expressly states that Vyllo cannot bind Vyteris to any contracts. See Fiber Optic Cable lines below.
4. Fiber Optic Cable Lines. = Status Potential Litigation – Vyteris would be plaintiff
Vyllo consultant authorized installation of lines and service at the 17-01 location without the consent of the Vyteris Finance Department. Vyteris no longer needs the full service due to decreased capacity needs. Remaining payments due total $288K. Vyteris is in the process of securing an alternate phone system for the 13-01 location so that it can terminate this service based upon lack of authority of the signator to bind Vyteris.
5. Caswood Group (Contract Sales Organization). = Demand Letter
Effective as of May 11, 2007, Vyteris entered into an agreement with Caswood Group, Inc. for Caswood to provide marketing and promoting of Vyteris’s pharmaceutical products to designated physicians and other health care accounts in the United States. The Agreement expired in the fourth quarter of 2007. Vyteris still owes Caswood $145K for services rendered, and Caswood has indicated that it is close to taking collection action and is willing to work with Vyteris by offering three payment settlement options.

6. Lash Group = Current Litigation $135K

The Lash Group, Inc. v Vyteris, Inc. Docket No.: L 9191-08
Superior Court of NJ Law Division: Bergen County
Vyteris’ claims that Lash’s original suggestion / recommendation of CPT code was based on flawed understanding of what Vyteris’ goals and that Lash’s preliminary research did not mention “compete with a 10-cent shot of lidocaine” for other than blenophobia. Vyteris is contesting Lash’s billing practices of coding nearly 95% of the billing inquiries to the most expensive charge code. Vyteris is confident that it has valid defenses to this matter.

30

7. Robert Half = Current Litigation $15K - Vyteris will settle with payment plan.

Robert Half vs Vyteris, Inc. Docket No.: MID L 008714-08
Superior Court of NJ Middlesex Law Division
8. INC Research v. Vyteris $35K – Collection action – Vyteris will settle with payment plan.
INC Research vs Vyteris, Inc. Case Number: 09CV000052
Superior Court Division-State of North Carolina
9. Marcom International v. Vyteris: Litigation was settled in 2008 pursuant to a settlement agreement. Vyteris is not current on its payments, and the balance due is approximately $31,000. The agreement contains confession of judgment provisions which can be triggered by the failure to make current payments. Vyteris intends to become current and/or work out new payment arrangement with Marcom.

31

SCHEDULE 3(A)

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 2/24/2009

PRODUCER	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
732-292-1590 FAX: 732-292-1595 Capacity Coverage Co. One International Blvd. 3rd Floor Mahwah NJ 07495	

INSURERS AFFORDING COVERAGE	NAIC #
INSURER A: St. Paul Fire & Marine	
INSURER B:	
INSURER C:	
INSURER D:	
INSURER E:	

INSURED
Vyteris, Inc.
13-01 Pollitt Drive

Fair Lawn NJ 07410

COVERAGES

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
A		GENERAL LIABILITY X COMMERCIAL GENERAL LIABILITY CLAIMS MADE X OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: X POLICY PRO-JECT LOC	TE02902646	6/10/2008	6/10/2009	EACH OCCURRENCE	$ 1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 250,000
						MED EXP (Any one person)	$ 10,000
						PERSONAL & ADV INJURY	$ 1,000,000
						GENERAL AGGREGATE	$ 2,000,000
						PRODUCTS - COMP/OP AGG	$ 0
A		AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS SCHEDULED AUTOS X HIRED AUTOS X NON-OWNED AUTOS	TE02902646	6/10/2008	6/10/2009	COMBINED SINGLE LIMIT (Ea accident)	$ 1,000,000
						BODILY INJURY (Per person)	$
						BODILY INJURY (Per accident)	$
						PROPERTY DAMAGE (Per accident)	$
		GARAGE LIABILITY ANY AUTO				AUTO ONLY - EA ACCIDENT	$
						OTHER THAN AUTO ONLY: EA ACC	$
						AGG	$
		EXCESS/UMBRELLA LIABILITY OCCUR CLAIMS MADE DEDUCTIBLE RETENTION $				EACH OCCURRENCE	$
						AGGREGATE	$
							$
							$
							$
A		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	TE02902646	6/10/2008	6/10/2009	WC STATU-TORY LIMITS OTH-ER	
						E.L. EACH ACCIDENT	$ 1,000,000
						E.L. DISEASE - EA EMPLOYEE	$ 1,000,000
						E.L. DISEASE - POLICY LIMIT	$ 1,000,000
A		OTHER Personal Property	TE02902646	6/10/2008	6/10/2009	Germany Equipment	$2,500,000 $25,000 Ded.

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

CERTIFICATE HOLDER	CANCELLATION
Ferring Pharmaceuticals Inc. 4 Gatehall Drive Third Floor Parsippany, NJ 07054	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE Carl Gerson/LORR

ACORD 25 (2001/08)
INS025 (0108).08a
© ACORD CORPORATION 1988
Page 1 of 2

32

IMPORTANT

If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

DISCLAIMER

The Certificate of Insurance on the reverse side of this form does not constitute a contract between the issuing insurer(s), authorized representative or producer, and the certificate holder, nor does it affirmatively or negatively amend, extend or alter the coverage afforded by the policies listed thereon.

ACORD 25 (2001/08)
INS025 (0108).08a
Page 2 of 2

33

SCHEDULE 4

Description of the PMK300 Machines
The PMK300 machine was designed and manufactured by Harro Hofliger (Germany) to manufacture Vyteris transdermal drug patches. The machine operates in a continuous mode with the following input materials: PETG cover liner, non-woven, anode and cathode solutions, hydrogel and electrode subassembly. The subassembly width is 300mm (2-up lane configuration).
The basic operation is as follows. The PETG cover liner roll is unwound and cavities are thermoformed. Non-woven pads are cut and automatically placed in the cavities and then ultrasonically welded to the PETG material. Anode and cathode solutions are dispensed onto the non-woven pads. In parallel, the hydrogel roll is unwound and die-cut to provide anode and cathode pucks on a carrier liner. These hydrogel pucks are laminated in registration to the unwound electrode subassembly material. The latter material is then laminated in registration to the dosed PETG cover liner. Finally, the patch is die-cut from the web.

34

SCHEDULE 5

35

36

SCHEDULE 6

37

Schedule 7 Phase III Materials and Supplies
Phase III Supplies
Patches 67,000
Controllers 4,800

38

SCHEDULE 8

Schedule 7 – Related Party Shareholders

VYTR Beneficial Ownership Table 12/31/2008

	ACTUAL					
	Common shares	Warrants	Preferred Stock	Debt	All Options	Total
Spencer Trask and Affiliates	1,044,428	924,662	330,000	365,180	-	2,664,270
Rig Funds	1,187,133	577,733	-	-	-	1,764,867
Qubit	367,708	252,769	-	-	-	620,477
BTR Global Opportunity Trading LTD (ICA)	333,333	166,667	-	-	-	500,000
BTR Global Growth Trading LTD (ICA)	333,333	166,667	-	-	-	500,000
Don Farley, Chairman of the Board	13,993	-	3,333	-	208,105	225,431
Dave DiGiacinto, Director	1,545	-	-	-	75,705	77,250
Russ Potts, Director	1,545	-	-	-	85,705	87,250
Susan Guerin, Director	-	-	-	-	80,916	80,916
John Burrows, Director	-	-	-	-	61,751	61,751
Arthur Courbanou, Director	-	-	-	-	103,851	103,851
Joseph Himy, CFO	-	-	-	-	211,471	211,471
Haro Hartounian, President	-	-	-	-	843,369	843,369
All others	3,999,270	1,519,875		-	484,668	6,003,814
Total	7,282,289	3,608,373	333,333	365,180	2,155,541	13,744,716
Officers & Directors as a group	683,750	333,333	3,333	-	1,670,873	2,691,289

39

EXHIBIT A

ASSIGNMENT AND BILL OF SALE

Reference is hereby made to the letter agreement dated the date hereof (the “Agreement”) among Vyteris, Inc., a Delaware corporation ("Vyteris"), Vyteris, Inc., a Nevada corporation and Ferring Pharmaceuticals, Inc., a Delaware corporation (“Ferring”).  Each capitalized term used herein and not defined herein shall have the meaning ascribed to it in the Agreement.

Vyteris, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, sell, assign, transfer, set over, deliver and convey unto Ferring the Purchased Assets, including, without limitation, the assets described in Schedule 1 attached hereto.

TO HAVE AND TO HOLD the same unto the said Ferring, its successors and assigns, forever.

Vyteris hereby agrees to execute and deliver such further instruments of conveyance, transfer and assignment and to take such other and further action as Ferring may reasonably request more effectively to sell, assign, transfer, set over, deliver and convey any of the Purchased Assets hereunder and to confirm title thereto to Ferring, and to assist in the collection or reduction to possession thereof and to exercise rights with respect thereto.

Vyteris hereby constitutes and appoints Ferring and its successors and assigns as Vyteris' true and lawful attorney, with full power of substitution, in Vyteris' name and stead, but on behalf and for the benefit of Ferring and its successors and assigns, to demand and receive any and all of the Purchased Assets and to give receipts and releases for and in respect of the same, and any part thereof, and from time to time to institute and prosecute in Vyteris' name, or otherwise, for the benefit of Ferring and its successors and assigns, any and all proceedings at law, in equity or otherwise, which Ferring and its successors or assigns may deem proper for the collection or reduction to possession of any of the Purchased Assets or for the collection and enforcement of any claim or right of any kind hereby granted, sold, assigned, transferred, set over, delivered and conveyed, or intended to be, and to do all acts and things in relation to the Purchased Assets which Ferring and its successors and assigns shall deem desirable, Vyteris hereby declaring that the foregoing powers are coupled with an interest and are and shall be irrevocable by Vyteris or by its dissolution or in any manner or for any reason whatsoever.

The representations, warranties and covenants of Vyteris contained in the Agreement shall not merge into but shall survive this Assignment and Bill of Sale and become a part hereof and shall continue in full force and effect from and after the date hereof.

40

IN WITNESS WHEREOF, Vyteris has caused this Assignment and Bill of Sale to be executed and delivered by its duly authorized officers as of the ______ day of March, 2009.

Attest:	VYTERIS, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

Acknowledged and Agreed by:

VYTERIS, INC., a Nevada Corporation

By:
Name:
Title:

41

SCHEDULE 1

The Purchased Assets include the following:

See Schedule 2 to Letter Agreement

EXHIBIT B

EQUIPMENT LEASE

This EQUIPMENT LEASE (this "Equipment Lease") is made and entered into as of the ______ day of March, 2009, by and between Ferring Pharmaceuticals, Inc., a Delaware corporation, with a principal place of business at 4 Gatehall Drive, 3rd Floor, Parsippany, NJ 07054 (the "Lessor"), and Vyteris, Inc., a Delaware corporation, with a principal place of business at 13-01 Pollit Drive, Fair Lawn, NJ ("Lessee").  Lessor and Lessee are each referred to herein as a "Party" and together as the "Parties".

PRELIMINARY STATEMENT

Simultaneously with the execution and delivery of this Equipment Lease, the Parties have entered into a letter agreement (the "Letter Agreement") pursuant to which, among other things, Lessor has agreed to lease to Lessee the personal property described on Schedule A attached hereto (the "Equipment"), and Lessee has agreed to lease from the Lessor the Equipment, on the terms and subject to the conditions contained in this Equipment Lease.

AGREEMENT:

1.           Equipment Lease.       Subject to the terms and conditions of this Equipment Lease, Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment.

2.           Term.    The term of this Equipment Lease is for the period commencing on the date hereof and ending on the tenth anniversary of the date hereof (the "Term"); provided that Lessor may terminate this Equipment Lease at any time upon written notice to Lessee.

3.           Lease Payments.  Lessee hereby agrees to pay to Lessor monthly lease payments in the amount of One Thousand Dollars ($1,000.00) per month payable in advance on the first day of each month during the Term (collectively, the “Lease Payments”); provided, however, that the Lease Payment for February 2009 shall be prorated from the date hereof and be paid on the date hereof and the Lease Payment for February 2019 shall be prorated for the number of days from February 1, 2019 until the end of the Term.  Lease Payments shall be made by wire transfer of immediately available funds to a bank account designated by Lessor (or such other form of payment acceptable to Lessor, in its sole discretion).  Notwithstanding the foregoing, in lieu of Lessee paying one or more of the Lease Payments to Lessor in cash, at Lessor’s option Lessor shall receive a dollar-for-dollar credit against (a) the option exercise price described in the Letter Agreement with respect to the PMK300 (as defined therein), and/or (b) amounts due by Lessor to Lessee pursuant to the License and Development Agreement dated as of September 27, 2004, as amended from time to time, between Lessor and Lessee (e.g., milestone payments, royalties), the Supply Agreement dated September 27, 2004, as amended from time to time, between Lessor and Lessee (including the Technical Agreement entered into in connection therewith), and/or any other agreement between the Parties.

4.           Representations and Warranties of Each Party.  Each Party hereby represents and warrants to the other Party as follows:

2

(a)           It is duly and validly existing under the laws of the State of Delaware and is authorized to transact business and is in “good standing” in the State of New Jersey.  It has the requisite power and authority to execute, deliver and perform this Equipment Lease.  It has obtained all necessary authorizations to approve the execution, delivery and performance by it of this Equipment Lease.  This Equipment Lease has been duly executed and delivered by it.

(b)           This Equipment Lease is its legal, valid and binding obligation, enforceable against it in accordance with its terms.  The execution, delivery and performance by it of this Equipment Lease does not and will not, under any circumstance whatsoever: (i) conflict with, constitute a default, or result in a default or other breach of or under the certificate of incorporation or bylaws of such Party or any agreement to which such Party is a party or by which it or its assets is bound; (ii) permit any person or entity to either terminate or to accelerate any liability or other obligation, or to impose any penalty under or to otherwise modify, or exercise rights under, or cancel or require any notice under, or otherwise violate any  agreement to which such Party is a party or by which it or its assets is bound; or (iii) otherwise result in any liens, security interests, pledges, attachments, mortgages, charges, claims, conditions or other similar encumbrances or restrictions of any kind, including, without limitation, any conditional sale agreement or other title retention agreement (collectively, “Liens”).

(c)           No governmental or other authorization, approval or other consent of any kind or nature by or on behalf of such Party is required arising out of or otherwise relating to the execution, delivery or performance of this Equipment Lease by such Party and such Party is not prohibited by any law from consummating the transactions contemplated by this Equipment Lease.  No litigation or other proceeding is pending or threatened against it that questions the validity of this Equipment Lease or any transaction contemplated thereby.

5.           Certain Representations, Warranties and Covenants of Lessee. Lessee hereby represents, warrants and covenants to Lessor that (a) Lessee shall comply with all laws, ordinances, regulations, requirements and rules with respect to the use, maintenance and operation of the Equipment, (b) Lessee shall not permit any Lien to be made on the Equipment, and (c) except as specifically contemplated by this Equipment Lease for the benefit of Lessor, Lessee shall not use the Equipment for the benefit of any person or entity (including Lessee) without the prior written consent of Lessor, in its sole discretion, in each instance.  Notwithstanding clause (c), Lessee may use the Equipment for the benefit of its other customers so long as such use does not, in the sole discretion of Lessor, (i) interfere with Lessee’s performance of services and supply of products for the benefit of Lessor or (ii) otherwise adversely effect Lessor.

6.           Maintenance and Repairs; Insurance.

(a)           Lessee shall be solely responsible for any and all costs and expenses arising in connection with the routine maintenance and repair of the Equipment.  At Lessee’s expense, in accordance with Lessor's specifications, Lessee shall keep the Equipment in a suitable environment located at the facilities of Lessee located at 13-01 Pollit Drive, Fair Lawn, New Jersey.  Any replacement or substitution made on the Equipment shall automatically become the property of Lessor, without charge and free and clear of all Liens.

3

(b)           Until Lessee returns the Equipment to Lessor and for a period of two (2) years thereafter, Lessee shall have and maintain public liability and property damage insurance at all times with respect to all Equipment against such risks, including fire (including so-called extended coverage), theft, sprinkler leakage and other risks as Lessor may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to Lessor in its sole discretion.  Each such casualty insurance policy shall contain a standard Loss Payable Clause issued in favor of Lessor under which all losses thereunder shall be paid to Lessor as Lessor's interests may appear.  Each public liability policy shall name Lessor as an additional insured.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Lessor and shall insure Lessor notwithstanding the act or neglect of Lessee.  Upon Lessor's demand, Lessee shall furnish Lessor with duplicate original policies of insurance or such other evidence of insurance as Lessor may require.  In the event of failure to provide insurance as herein provided, Lessor may, at its option, obtain such insurance and Lessee shall pay to Lessor, on demand, the cost thereof.  Proceeds of insurance may be applied by Lessor to reduce any obligations of Lessee to Lessor (pursuant to this Equipment Lease or otherwise) and/or to repair or replace Collateral, all in Lessor's sole discretion.

(c)           Lessor makes no representation or warranty with respect to the Equipment.  Lessee hereby accepts the Equipment “AS-IS.”  LESSOR DISCLAIMS, AND LESSEE HEREBY WAIVES, ANY AND ALL EXPRESS OR IMPLIED WARRANTIES, INCLUDING THE IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY AS TO THE EQUIPMENT.  LESSOR, DOES NOT WARRANT THAT THE EQUIPMENT WILL OPERATE UNINTERRUPTED OR ERROR-FREE.

7.           Risk of Loss. Lessee assumes and agrees to bear the entire risk of loss and damage to the Equipment.  If any item of Equipment is lost, damaged, destroyed or stolen (a "Loss"), then Lessee shall have the obligation to pay Lessor the remaining rent set forth in Section 2 above.  Lessee shall notify Lessor immediately if the Equipment becomes subject to a Loss event. If the Equipment becomes subject to a Loss event, then, at the option of Lessor and without otherwise limiting Lessor's rights hereunder, Lessee shall pay to Lessor on demand an amount equal to the higher of (a) the fair market value of the Equipment, or (b) the fair market value of replacement Equipment.  If Lessor has not received full payment of any amount due under this Section 7 within five (5) days after demand, Lessee agrees to pay Lessor interest thereon at a rate equal to the lesser of (i) the prime rate (as published in the Wall Street Journal on the payment date) plus two percent, or (ii) the highest rate permitted by applicable law.  Anytime upon the request of Lessor, Lessee shall make the Equipment and all related records available for inspection by Lessor during Lessee’s normal business hours.  Lessee shall affix to the Equipment any labels supplied by Lessor indicating the ownership of the Equipment by Lessor.

4

8.           Ownership of Equipment by Lessor.  The Equipment shall remain at all times the property of Lessor.  Except as provided in this Equipment Lease, Lessee shall not acquire any right, title or interest in or to the Equipment.  Lessee shall not sell, lease, transfer or otherwise dispose of the Equipment (or any part thereof) to any person or entity.  Any sale, lease, transfer or other disposition of the Equipment in violation of the immediately preceding transfer restrictions shall be void.  Lessee shall take all such actions reasonably requested by Lessor to prevent any person or entity other than Lessor from acquiring any right, title or interest in or to the Equipment, including (a) the filing of financing statements or similar public filings, and (b) the obtaining of consents or waivers from landlords or lenders. Lessee promptly shall notify Lessor of any circumstances that may permit any person or entity other than Lessor to acquire any right, title or interest in or to the Equipment.  During the Term, Lessee shall at all times protect and defend, at its own cost and expense, the ownership of Lessor against all claims, liens and legal processes of creditors of Lessee, and keep the Equipment free and clear from all such claims, liens and processes.  Lessee agrees to give Lessor prompt written notice of any such claim, lien or process.  The Equipment is and shall remain personal property and not part of any real estate.

9.           Indemnification.  Lessee hereby agrees to indemnify and hold harmless (and at the request of Lessor defend) Lessor and its parent and other affiliates and their respective successors and permitted assigns, and the officers, directors, managers, employees, members, partners, stockholders, agents and representatives of each of the foregoing (collectively, the “Lessor Indemnitees”), from and against, and shall pay to the Lessor Indemnitees the amount of, any and all liabilities, losses, damages, expenses (including, without limitation, reasonable attorneys’ fees), causes of action, suits, claims or judgments arising from, resulting from or based upon (a) any breach of or inaccuracy in the representations and warranties of Lessee contained in this Equipment Leas; (b) any breach of the covenants or agreements of Lessee contained in this Equipment Lease; and/or (c) the actual or alleged use, operation, delivery or transportation of the Equipment during the Term or while Lessee otherwise has possession or control thereof.

10.           Event of Default.   "Event of Default" means (a) failure by Lessee to make any payment of rent or other amount owing hereunder  when the same is due; (b) any breach of any representation or warranty made by Lessee herein; (c) failure by Lessee to perform or observe any other covenant or agreement hereunder and the failure to cure the same within five calendar days after receipt of notice from Lessor; and (d) the insolvency of Lessee or the making an assignment for the benefit of creditors by Lessee or consent by Lessee to the appointment of a trustee or receiver, or the reorganization, arrangement, insolvency, dissolution, or liquidation by or against Lessee.  On the occurrence and continuance of any Event of Default, Lessor may, at its option, exercise one or more of the following remedies: (i) sue for and recover all unpaid Lease Payments and other amounts due hereunder; (ii) terminate this Equipment Lease and take possession of the Equipment, without demand or notice, wherever same may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession; and/or (iii) utilize any other remedy available to Lessor at law or in equity.

11.           Limitation of Liability; Limitation on Claims.  Should Lessee be entitled to recover damages from Lessor arising from or relating to this Equipment Lease, the Equipment and/or any of the transactions contemplated by this Equipment Lease, Lessor shall be liable only for (a) damages for bodily injury (including death) and damage to real property or tangible personal property, and (b) the amount of any other actual direct damages or loss.  THE MAXIMUM AGGREGATE LIABILITY OF LESSOR ARISING FROM OR RELATING TO THIS EQUIPMENT LEASE, THE EQUIPMENT AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS EQUIPMENT LEASE SHALL NOT EXCEED $100,000.  NEITHER LESSOR NOR ITS AFFILIATES NOR ANY OTHER LESSOR INDEMNITIES SHALL BE LIABLE TO LESSEE OR ANY OF ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOSS OF RECORDS OR DATA), REGARDLESS OF WHETHER ARISING FROM BREACH OF CONTRACT, WARRANTY, TORT, STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF THE LOSS OR DAMAGE OR IF THE LOSS OR DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.  LESSOR AND LESSEE AGREE THAT NO ACTION ARISING OUT OF THIS EQUIPMENT LEASE, THE EQUIPMENT AND/OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS EQUIPMENT LEASE MAY BE BROUGHT MORE THAT ONE YEAR AFTER THE CAUSE OF ACTION HAS ACCRUED.

5

12.         Miscellaneous.

(a)           This Equipment Lease shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflicts of law principles.

(b)           This Equipment Lease may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each of the Parties hereby submits to the exclusive jurisdiction of the state and federal courts located in the City of Newark, State of New Jersey for the sole purpose of this Equipment Lease and any controversy arising thereunder. THE PARTIES EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM THIS EQUIPMENT LEASE.

(c)           Lessee shall execute and deliver to Lessor, upon Lessor’s request, such instruments and assurances as Lessor deems necessary or advisable in order to consummate the transactions contemplated by this Equipment Lease.  At request of Lessor, Lessee shall execute, or join Lessor in executing, financing statements pursuant to the Uniform Commercial Code or comparable statute, rule or regulation.

(d)           All notices under this Equipment Lease shall be delivered by facsimile (confirmed by overnight delivery) or by overnight delivery with a reputable overnight delivery service, to the address of the respective Parties set forth above.  Notices shall be effective on the day following the date of transmission if sent by facsimile, and on the business day following the date of delivery to the overnight delivery service if sent by overnight delivery.  A Party may change its address listed above by notice to the other Party given in accordance with this section.

(e)           The Parties hereto acknowledge that this Equipment Lease and the Letter Agreement and other documents referred to or entered into in connection herewith and therewith set forth the entire agreement and understanding of the Parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter thereof.  No modification of any of the terms of this Equipment Lease shall be deemed to be valid unless in writing and signed by an authorized agent or representative of both Parties hereto.  No course of dealing or usage of trade shall be used to modify the terms and conditions therein.  A waiver of a default shall not be a waiver of any other or a subsequent default.

6

(f)           This Equipment Lease is binding upon, and inures to the benefit of, the parties hereto and their respective administrators, successors and assigns.  Lessee may not assign or otherwise transfer (by assignment, stock sale, merger or otherwise) this Equipment Lease without the prior written consent of Lessor.  Each provision of this Equipment Lease shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Equipment Lease which are valid.

[signature page follows]

7

EXECUTED by the undersigned parties to this Equipment Lease as of the date first above written.

LESSOR:

FERRING PHARMACEUTICALS, INC.

By:
Name:
Title:

LESSEE:

VYTERIS, INC.

By:
Name:
Title

8

Schedule A

See Schedule 2 to Letter Agreement

EXHIBIT C

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this "Agreement"), dated as of this ____ day of March, 2009, is made by and between Vyteris, Inc., a Delaware corporation (“Vyteris”), and Ferring Pharmaceuticals, Inc., a Delaware corporation (the "Ferring”).

Recitals

A.           Reference is hereby made to (a) the Letter Agreement dated the date hereof by and among Vyteris, Vyteris, Inc., a Nevada corporation (“Parent”), and Ferring (the “Letter Agreement”); (b) the License and Development Agreement dated as of September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement, by and between Ferring and Vyteris (the “License Agreement”); and (c) the Supply Agreement dated September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement, by and between Ferring and Vyteris (together with the related Technical Agreement by and between Ferring and Vyteris, the “Supply Agreement”) (all of the foregoing, together with the Transaction Documents (as defined in the Letter Agreement), the “Underlying Agreements”).

B.           In order to induce Ferring to enter into the Letter Agreement and the other Transactions Documents (as defined therein) and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and as security for the performance by Vyteris of the Obligations (as hereinafter defined), Vyteris has agreed to grant to Ferring, for the benefit of Ferring, a security interest in the Collateral (as hereinafter defined) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, Vyteris and Ferring, intending to be legally bound, hereby agree as follows:

1.            Definitions.

 (a)          "Collateral" shall mean all personal property of Vyteris, wherever located, and whether now owned or hereafter acquired or arising, including, without limitation, all:

(i)          Accounts;

(ii)         Chattel paper, including Electronic Chattel Paper;

(iii)        Goods, including all Inventory and Equipment and any accessions thereto;

(iv)        Instruments, including Promissory Notes;

(v)         Investment Property;

(vi)        Documents;

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(vii)       Deposit Accounts;

(viii)       Commercial Tort Claims, if any, identified on Schedule A annexed hereto;

(ix)         Letter-of-Credit Rights;

(x)          General Intangibles, including Payment Intangibles and Software;

(xi)         Supporting Obligations; and

(xii)        to the extent not listed above as original collateral proceeds and products of the foregoing.

Notwithstanding the foregoing, with respect to Collateral constituting patents, the foregoing shall only include all of Vyteris’s right, title and interest in and to (A) Vyteris’s now owned or otherwise existing and hereafter acquired or arising (i) patents and patent applications referred to in the License Agreement (including the “Vyteris Patents” referred to therein), (ii) patents and patent applications relating to inventions or technology made, created, developed or reduced to practice in connection with the License Agreement, and (iii) any other patents and patent applications owned or controlled by Vyteris and necessary, useful or desirable to Ferring’s manufacture, marketing, sale testing, development or use of the Product (as defined in the License Agreement), including, without limitation the patents and patent applications listed on Schedule 1 attached hereto; (B) (i) all renewals thereof, (ii) all income, royalties, damages and payments now and hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (iii)  the right to sue for past, present and future infringements or dilutions thereof, (iv) the goodwill of Vyteris’s business symbolized by the foregoing and connected therewith, and (v) all of the Vyteris’s rights corresponding thereto throughout the world; and (C) all proceeds and products of any and all of the foregoing, including, without limitation, license royalties and proceeds of the infringement suits.  Vyteris hereby agrees that promptly after it becomes aware of the existence of any Collateral described in this paragraph, it shall notify Ferring in writing thereof.

           (b)           “Obligations" shall mean all obligations, liabilities and indebtedness of Vyteris to Ferring, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, arising under or relating to any of the Underlying Agreements; all fees, costs, expenses and indemnity obligations of Vyteris to Ferring hereunder or thereunder; any amendments, extensions, renewals  and increases of or to any of the foregoing; and all costs and expenses of Ferring incurred in the modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

(c)           "UCC" shall mean the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section 22 of this Agreement entitled "Governing Law and Jurisdiction”.  Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC.  To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

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2.         Grant of Security Interest.   To secure the Obligations, Vyteris hereby assigns and grants to Ferring, as secured party, a continuing first priority lien on and a security interest in the Collateral.

3.         Change in Name or Locations.   Vyteris hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof (other than transport to its headquarter in Fair Lawn, New Jersey), or if Vyteris changes its name, its type of organization, its state of organization or its chief executive office or establishes a name under which it may do business that is not listed as a tradename on Exhibit "A" hereto, Vyteris will immediately notify Ferring in writing of the additions or changes.

4.         Representations and Warranties.   Vyteris represents, warrants and covenants to Ferring that: (a) all information, including its type of organization, jurisdiction of organization and chief executive office, are as set forth on Exhibit "A" hereto and are true and correct on the date hereof; (b) Vyteris has paid to the manufacturer(s) and all supplier(s) of the Collateral the entire purchase payable therefor, and no amounts remain to be paid to any such manufacturer or supplier for or in connection with the acquisition by Vyteris of the Collateral; (c) as of date hereof, the Collateral is located at the locations listed on Exhibit “A” hereto; (d) Vyteris has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Ferring created by this Agreement; and any liens or security interests of Spencer Trask Specialty Group, LLC (the “Subordinate Lienholder”), which are subject, junior and subordinate to the lien and security interest granted to Ferring hereunder pursuant to a Subordination Agreement dated as of the date hereof among the Subordinate Lienholder and Ferring; (e) except as herein provided, Vyteris will not hereafter without Ferring's prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Ferring; (f) Vyteris will defend the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein; (g) Ferring's security interest in the Collateral constitutes and will continue to constitute a perfected first priority security interest in favor of Ferring; and (h) each of this Agreement and the other Underlying Agreements has been duly authorized, executed and delivered by Vyteris and constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms. With the prior written consent of Ferring in each instance, Vyteris may (i) grant liens to trade creditors in the ordinary course of business on machinery, supplies and other materials purchased for which a purchase money security interest is generally granted, and (ii) enter into other ordinary course transactions for the lease purchase of machinery and equipment and the like.

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5.        Personal Property.  The Collateral shall remain personal property at all times. Vyteris shall not affix any of the Collateral to real property in any manner which would change its nature from that of personal property to real property or to a fixture.

6.        Enforceability of Security Interests.  Upon the execution of this Agreement by Vyteris and the filing of financing statements properly describing the Collateral and identifying Vyteris, as the grantor and Ferring, as the secured party, in the applicable jurisdiction required pursuant to the UCC, security interests and liens granted to the Ferring, as the secured party under Section 2 hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral of Vyteris, other than Collateral which may not be perfected by filing under the UCC, in each case enforceable against all third parties and securing the payment of the Obligations.

7.        Vyteris's Covenants.   Vyteris covenants that it shall:

(a)           from time to time and at all reasonable times allow Ferring, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, wherever located.  Vyteris shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Ferring may require to vest in and assure to Ferring its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.  Vyteris agrees that Ferring has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of Vyteris at any time upon an Event of Default (as defined below);

(b)           keep the Collateral in good order and repair at all times and immediately notify Ferring of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)           only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and

(d)           have and maintain public liability and property damage insurance at all times with respect to all Collateral against such risks, including fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone and, for the period that the Collateral is being transported to Vyteris’s headquarters located in Fair Lawn, New Jersey, risks of loss during transportation) as Ferring may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to Ferring in its sole discretion.  Each such casualty insurance policy shall contain a standard Loss Payable Clause issued in favor of Ferring under which all losses thereunder shall be paid to Ferring as Ferring's interests may appear.  Each public liability policy shall name Ferring as an additional insured.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Ferring and shall insure Ferring notwithstanding the act or neglect of Vyteris.  Upon Ferring's demand, Vyteris shall furnish Ferring with duplicate original policies of insurance or such other evidence of insurance as Ferring may require.  In the event of failure to provide insurance as herein provided, Ferring may, at its option, obtain such insurance and Vyteris shall pay to Ferring, on demand, the cost thereof.  Proceeds of insurance may be applied by Ferring to reduce the Obligations or to repair or replace Collateral, all in Ferring's sole discretion.

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8.           Negative Pledge; No Transfer.  Vyteris will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral except for the existing subordinate security interest in favor of the Subordinate Lienholder, will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

9.           Further Assurances.  By its signature hereon, Vyteris hereby irrevocably authorizes Ferring to execute (on behalf of Vyteris) and file against Vyteris one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to Ferring in all jurisdictions in which such filing is deemed by Ferring to be necessary or desirable in order to perfect, preserve and protect its security interests.  If required by Ferring, Vyteris will execute all documentation necessary for Ferring to obtain and maintain perfection of its security interests in the Collateral.

10.           Events of Default; Remedies.  Upon the occurrence of any breach or default by Vyteris or Parent of any of the Underlying Agreements or the Obligations (an "Event of Default") and at any time thereafter, Ferring may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. Ferring's remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter Vyteris’s premises and take possession of the Collateral without prior notice to Vyteris or the opportunity for a hearing; (b) render the Collateral unusable; (c) dispose of the Collateral on Vyteris’s premises; and (d) require Vyteris to assemble the Collateral and make it available to Ferring at a place designated by Ferring.  Ferring will give Vyteris reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of commercially reasonable notice shall be met if such notice is sent to Vyteris at least five (5) days before the time of the intended sale or disposition.  Expenses of retaking, holding, preparing for disposition, disposing or the like shall include Ferring's reasonable attorneys' fees and legal expenses, incurred or expended by Ferring to enforce any payment due it under this Agreement either as against Vyteris, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. Vyteris waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

11.           Indemnification.  Vyteris agrees to indemnify the Ferring and hold it harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances which may be incurred by or asserted against Ferring in connection with or arising out of any assertion, declaration or defense of the Ferring's rights or security interest under the provisions of this Agreement, permitting it to collect, settle or adjust Accounts or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Collateral or in connection with the collecting, perfecting or protecting the Ferring's liens and security interests hereunder.

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12.           Power of Attorney.  Vyteris does hereby make, constitute and appoint any officer or agent of Ferring as Vyteris’s true and lawful attorney-in-fact, with power to (a) endorse the name of Vyteris or any of Vyteris’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into Ferring's possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for Vyteris, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to Vyteris’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Vyteris might or could do.  Vyteris hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and is irrevocable.

13.           Payment of Expenses.  At its option, Ferring may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Ferring to be necessary. Vyteris will reimburse Ferring on demand for any payment so made or any expense incurred by Ferring pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Ferring.

14.           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

15.           Preservation of Rights.  No delay or omission on Ferring's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Ferring's action or inaction impair any such right or power.  Ferring's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Ferring may have under other agreements, at law or in equity.

16.           Illegality.  If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

17.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by Vyteris from, any provision of this Agreement will be effective unless made in a writing signed by Ferring, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Vyteris will entitle Vyteris to any other or further notice or demand in the same, similar or other circumstance.

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18.           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

19.           Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

20.           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Vyteris and Ferring and their respective successors and assigns; provided, however, that Vyteris may not assign this Agreement in whole or in part without Ferring's prior written consent and Ferring at any time may assign this Agreement in whole or in part.

21.           Interpretation.  In this Agreement, unless Ferring and Vyteris otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

22.           Governing Law and Jurisdiction.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, except that the laws of the State of Delaware shall govern the creation, perfection and foreclosure of the liens created hereunder on such property or any interest therein.  Vyteris hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the City of Newark, State of New Jersey; provided that nothing contained in this Agreement will prevent Ferring from bringing any action, enforcing any award or judgment or exercising any rights against Vyteris individually, against any security or against any property of Vyteris within any other county, state or other foreign or domestic jurisdiction.  Ferring and Vyteris agree that the venue provided above is the most convenient forum for both Ferring and Vyteris.  Vyteris waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

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23.           WAIVER OF JURY TRIAL.  EACH OF VYTERIS AND FERRING IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  VYTERIS AND FERRING ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

24.           Survival.  The representations and warranties of Vyteris made or deemed made herein and Sections 11 and 13 hereof shall survive the execution and delivery of this Agreement.

25.           Termination; Release.  This Agreement shall terminate ninety-one (91) days following satisfaction of both of the following (the “Product Delivery”):

(a)           the receipt by Ferring from Vyteris of the materials and supplies specified on Schedule 2 attached hereto (with respect to which the design scope (the "Design") and budget have been already agreed by the Joint Development Team (as defined in the License Agreement)) sufficient for Ferring, in its discretion, to commence Phase III clinical trials in the United States with respect to the Product (as defined in the License Agreement), and

(b)           the confirmation by Ferring to Vyteris, in writing, that (i) such materials and supplies conform with the terms and conditions of the License Agreement, the Supply Agreement, the Design and the other applicable specifications, and (ii) neither Vyteris nor Parent has breached or defaulted under (nor has Ferring alleged in good faith that such breach or default has occurred) any of the Underlying Agreements.

Notwithstanding the foregoing, this Agreement shall terminate on May 31, 2010 even if Product Delivery has not occurred if, and only if, (a) Vyteris and Ferring agree in writing in good faith that the cause of such failure of Product Delivery was caused by a Force Majeure Event, and (b) Ferring has confirmed in writing that neither Vyteris nor Parent has breached or defaulted under or with respect to (nor has Ferring alleged in good faith that such breach or default has occurred under or with respect to) any of the Underlying Agreements.  As used herein, a “Force Majeure Event” means a significant unexpected event which is beyond the reasonable control of Vyteris and Parent with respect to which neither Vyteris nor Parent could reasonably be expected to have taken account and which could not have been prevented by good industry practice.  It is understood and agreed that if Ferring requests that Vyteris perform additional Phase II tests (outside the current scope of work) in connection with Phase II activities related to the Product (as defined in the License Agreement), and Vyteris’s performance of such tests causes a delay in Product Delivery past May 31, 2010, then such delay shall be deemed “caused by a Force Majeure Event” so long as the delay was not caused by a breach or default by Vyteris or Parent under or with respect to (and Ferring has not alleged in good faith that such breach or default has occurred under or with respect to)  any of the Underlying Agreements.

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Vyteris acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

[signatures on next page]

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IN WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:	VYTERIS, INC., a Delaware corporation

By:
Name:		Name:
Title:		Title:

FERRING PHARMACEUTICALS, INC.

By:
Name:		Name:
Title:		Title:

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EXHIBIT A
TO SECURITY AGREEMENT

1.	Vyteris’s form of organization: corporation

2.	Vyteris’s State of organization: Delaware.

3.	Address of Vyteris’s chief executive office, including the County: 13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410

4.	Vyteris’s EIN: 84-1394211

5.	Vyteris’s organizational ID# (if any exists):	None

6.	Address for books and records, if different:	None

7.
Address of Collateral location as of date of this Agreement: 13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410 and (solely with respect to certain equipment known as PMK300 (which is a web concerting machine manufactured in Germany by Harro Hofliger) and all accessories thereto, Helmholtzstrabe 4, D-71571 Allmersbach i.T., Germany.

8.
Address of location of Vyteris’s facility in Fair Lawn, New Jersey, including County and name and address of landlord or owner if location is not owned by Vyteris:  13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410. Landlord is Lincoln Fair Lawn Associates, with offices c/o Marcus Associates Property Management, Inc., 90 Main Street, Suite 301, Hackensack, NJ 07001.

9.	Other names or tradenames now or formerly used by Vyteris: Drug Delivery Technologies, Inc. (former name).

Schedule 1
TO SECURITY AGREEMENT

Patents

See Schedule 6 to Letter Agreement

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Schedule 2
TO SECURITY AGREEMENT

Materials and Supplies

See Schedule 7 to Letter Agreement

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EXHIBIT D

SECURITY AGREEMENT

(PARENT)

THIS SECURITY AGREEMENT (this "Agreement"), dated as of this ____ day of March, 2009, is made by and between Vyteris, Inc., a Nevada corporation (“Parent” ), and Ferring Pharmaceuticals, Inc., a Delaware corporation (the "Ferring”).

Recitals

A.           Reference is hereby made to (a) the Letter Agreement dated the date hereof by and among Parent, Vyteris, Inc, a Delaware corporation and Parent’s wholly-owned subsidiary (“Vyteris”), and Ferring (the “Letter Agreement”); (b) the License and Development Agreement dated as of September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement, by and between Ferring and Vyteris (the “License Agreement”); and (c) the Supply Agreement dated September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement, by and between Ferring and Vyteris (together with the related Technical Agreement by and between Ferring and Vyteris, the “Supply Agreement”) (all of the foregoing, together with the Transaction Documents (as defined in the Letter Agreement), the “Underlying Agreements”).

B.           In order to induce Ferring to enter into the Letter Agreement and the other Transactions Documents (as defined therein) and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and as security for the performance by Parent of the Obligations (as hereinafter defined), Parent has agreed to grant to Ferring, for the benefit of Ferring, a security interest in the Collateral (as hereinafter defined) on the terms and conditions hereinafter set forth.

NOW, THEREFORE, Parent and Ferring, intending to be legally bound, hereby agree as follows:

1.            Definitions.

 (a)           "Collateral" shall mean all personal property of Parent, wherever located, and whether now owned or hereafter acquired or arising, including, without limitation, all:

(xiii)       Accounts;

(xiv)       Chattel paper, including Electronic Chattel Paper;

(xv)        Goods, including all Inventory and Equipment and any accessions thereto;

(xvi)       Instruments, including Promissory Notes;

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(xvii)       Investment Property;

(xviii)      Documents;

(xix)        Deposit Accounts;

(xx)         Commercial Tort Claims, if any, identified on Schedule A annexed hereto;

(xxi)        Letter-of-Credit Rights;

(xxii)       General Intangibles, including Payment Intangibles and Software;

(xxiii)      Supporting Obligations; and

(xxiv)      to the extent not listed above as original collateral proceeds and products of the foregoing.

(b)           “Obligations" shall mean all obligations, liabilities and indebtedness of Parent to Ferring, whether now existing or hereafter created, absolute or contingent, direct or indirect, due or not, whether created directly or acquired by assignment or otherwise, including, without limitation, arising under or relating to any of the Underlying Agreements; all fees, costs, expenses and indemnity obligations of Parent to Ferring hereunder or thereunder; any amendments, extensions, renewals  and increases of or to any of the foregoing; and all costs and expenses of Ferring incurred in the modification, enforcement, collection and otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses.

(c)           "UCC" shall mean the Uniform Commercial Code, as adopted and enacted and as in effect from time to time in the State whose law governs pursuant to the Section 22 of this Agreement entitled "Governing Law and Jurisdiction.  Terms used herein which are defined in the UCC and not otherwise defined herein shall have the respective meanings ascribed to such terms in the UCC. To the extent the definition of any category or type of collateral is modified by any amendment, modification or revision to the UCC, such modified definition will apply automatically as of the date of such amendment, modification or revision.

2.         Grant of Security Interest.   To secure the Obligations, Parent hereby assigns and grants to Ferring, as secured party, a continuing first priority lien on and a security interest in the Collateral.

3.         Change in Name or Locations.   Parent hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof (other than transport to its headquarter in Fair Lawn, New Jersey), or if Parent changes its name, its type of organization, its state of organization or its chief executive office or establishes a name under which it may do business that is not listed as a tradename on Exhibit "A" hereto, Parent will immediately notify Ferring in writing of the additions or changes.

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4.        Representations and Warranties.   Parent represents, warrants and covenants to Ferring that: (a) all information, including its type of organization, jurisdiction of organization and chief executive office, are as set forth on Exhibit "A" hereto and are true and correct on the date hereof; (b) Parent has paid to the manufacturer(s) and all supplier(s) of the Collateral the entire purchase payable therefor, and no amounts remain to be paid to any such manufacturer or supplier for or in connection with the acquisition by Parent of the Collateral; (c) as of date hereof, the Collateral is located at the locations listed on Exhibit “A” hereto; (d) Parent has good, marketable and indefeasible title to the Collateral, has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral, and the Collateral is free from all encumbrances and rights of setoff of any kind except the lien in favor of Ferring created by this Agreement; and any liens or security interests of Spencer Trask Specialty Group, LLC (the “Subordinate Lienholder”), which are subject, junior and subordinate to the lien and security interest granted to Ferring hereunder pursuant to a Subordination Agreement dated as of the date hereof among the Subordinate Lienholder and Ferring; (e) except as herein provided, Parent will not hereafter without Ferring's prior written consent sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to Ferring; (f) Parent will defend the Collateral against all claims and demands of all persons and entities at any time claiming the same or any interest therein; (g) Ferring's security interest in the Collateral constitutes and will continue to constitute a perfected first priority security interest in favor of Ferring; and (h) each of this Agreement and the other Underlying Agreements has been duly authorized, executed and delivered by Parent and constitutes its legal, valid and binding obligations, enforceable in accordance with their respective terms.

5.        Personal Property.  The Collateral shall remain personal property at all times. Parent shall not affix any of the Collateral to real property in any manner which would change its nature from that of personal property to real property or to a fixture.

6.        Enforceability of Security Interests.  Upon the execution of this Agreement by Parent and the filing of financing statements properly describing the Collateral and identifying Parent, as the grantor and Ferring, as the secured party, in the applicable jurisdiction required pursuant to the UCC, security interests and liens granted to the Ferring, as the secured party under Section 2 hereof shall constitute valid, perfected and first priority security interests and liens in and to the Collateral of Parent, other than Collateral which may not be perfected by filing under the UCC, in each case enforceable against all third parties and securing the payment of the Obligations.

7.        Parent's Covenants.   Parent covenants that it shall:

(a)           from time to time and at all reasonable times allow Ferring, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, wherever located.  Parent shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as Ferring may require to vest in and assure to Ferring its rights hereunder and in or to the Collateral, and the proceeds thereof, including waivers from landlords, warehousemen and mortgagees.  Parent agrees that Ferring has full power and authority to collect, compromise, endorse, sell or otherwise deal with the Collateral in its own name or that of Parent at any time upon an Event of Default (as defined below);

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(b)           keep the Collateral in good order and repair at all times and immediately notify Ferring of any event causing a material loss or decline in value of the Collateral, whether or not covered by insurance, and the amount of such loss or depreciation;

(c)           only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and

(d)           have and maintain public liability and property damage insurance at all times with respect to all Collateral against such risks, including fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone and, for the period that the Collateral is being transported to Parent’s headquarters located in Fair Lawn, New Jersey, risks of loss during transportation) as Ferring may require, in such form, in such amount, for such period and written by such companies as may be satisfactory to Ferring in its sole discretion.  Each such casualty insurance policy shall contain a standard Loss Payable Clause issued in favor of Ferring under which all losses thereunder shall be paid to Ferring as Ferring's interests may appear.  Each public liability policy shall name Ferring as an additional insured.  Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to Ferring and shall insure Ferring notwithstanding the act or neglect of Parent.  Upon Ferring's demand, Parent shall furnish Ferring with duplicate original policies of insurance or such other evidence of insurance as Ferring may require.  In the event of failure to provide insurance as herein provided, Ferring may, at its option, obtain such insurance and Parent shall pay to Ferring, on demand, the cost thereof.  Proceeds of insurance may be applied by Ferring to reduce the Obligations or to repair or replace Collateral, all in Ferring's sole discretion.

8.           Negative Pledge; No Transfer.  Parent will not sell or offer to sell or otherwise transfer or grant or allow the imposition of a lien or security interest upon the Collateral except for the existing subordinate security interest in favor of the Subordinate Lienholder, will not allow any third party to gain control of all or any part of the Collateral, and will not use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.

9.           Further Assurances.  By its signature hereon, Parent hereby irrevocably authorizes Ferring to execute (on behalf of Parent) and file against Parent one or more financing, continuation or amendment statements pursuant to the UCC in form satisfactory to Ferring in all jurisdictions in which such filing is deemed by Ferring to be necessary or desirable in order to perfect, preserve and protect its security interests.  If required by Ferring, Parent will execute all documentation necessary for Ferring to obtain and maintain perfection of its security interests in the Collateral.

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10.           Events of Default; Remedies.  Upon the occurrence of any breach or default by Parent or Vyteris of any of the Underlying Agreements or the Obligations (an "Event of Default") and at any time thereafter, Ferring may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or by any applicable law or in equity, all the remedies of a secured party under the UCC. Ferring's remedies include, but are not limited to, the right to (a) peaceably by its own means or with judicial assistance enter Parent’s premises and take possession of the Collateral without prior notice to Parent or the opportunity for a hearing; (b) render the Collateral unusable; (c) dispose of the Collateral on Parent’s premises; and (d) require Parent to assemble the Collateral and make it available to Ferring at a place designated by Ferring.  Ferring will give Parent reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of commercially reasonable notice shall be met if such notice is sent to Parent at least five (5) days before the time of the intended sale or disposition.  Expenses of retaking, holding, preparing for disposition, disposing or the like shall include Ferring's reasonable attorneys' fees and legal expenses, incurred or expended by Ferring to enforce any payment due it under this Agreement either as against Parent, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. Parent waives all relief from all appraisement or exemption laws now in force or hereafter enacted.

11.           Indemnification.  Parent agrees to indemnify the Ferring and hold it harmless from and against any and all injuries, claims, damages, judgments, liabilities, costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), charges and encumbrances which may be incurred by or asserted against Ferring in connection with or arising out of any assertion, declaration or defense of the Ferring's rights or security interest under the provisions of this Agreement, permitting it to collect, settle or adjust Accounts or to deal with account debtors in any way or in connection with the realization, repossession, safeguarding, insuring or other protection of the Collateral or in connection with the collecting, perfecting or protecting the Ferring's liens and security interests hereunder.

12.           Power of Attorney.  Parent does hereby make, constitute and appoint any officer or agent of Ferring as Parent’s true and lawful attorney-in-fact, with power to (a) endorse the name of Parent or any of Parent’s officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into Ferring's possession in full or part payment of any Obligations; (b) sue for, compromise, settle and release all claims and disputes with respect to, the Collateral; and (c) sign, for Parent, such documentation required by the UCC, or supplemental intellectual property security agreements; granting to Parent’s said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as Parent might or could do.  Parent hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and is irrevocable.

13.           Payment of Expenses.  At its option, Ferring may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by Ferring to be necessary. Parent will reimburse Ferring on demand for any payment so made or any expense incurred by Ferring pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by Ferring.

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14.           Notices.  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder ("Notices") must be in writing and will be effective upon receipt.  Notices may be given in any manner to which the parties may separately agree, including electronic mail.  Without limiting the foregoing, first-class mail, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. Regardless of the manner in which provided, Notices may be sent to a party's address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section.

15.           Preservation of Rights.  No delay or omission on Ferring's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will Ferring's action or inaction impair any such right or power.  Ferring's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which Ferring may have under other agreements, at law or in equity.

16.           Illegality.  If any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, it shall not affect or impair the validity, legality and enforceability of the remaining provisions of this Agreement.

17.           Changes in Writing.  No modification, amendment or waiver of, or consent to any departure by Parent from, any provision of this Agreement will be effective unless made in a writing signed by Ferring, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on Parent will entitle Parent to any other or further notice or demand in the same, similar or other circumstance.

18.           Entire Agreement.  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

19.           Counterparts.  This Agreement may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.  Delivery of an executed counterpart of signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart.  Any party so executing this Agreement by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

20.           Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Parent and Ferring and their respective successors and assigns; provided, however, that Parent may not assign this Agreement in whole or in part without Ferring's prior written consent and Ferring at any time may assign this Agreement in whole or in part.

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21.           Interpretation.  In this Agreement, unless Ferring and Parent otherwise agree in writing, the singular includes the plural and the plural the singular; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement; and references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement.  Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

22.           Governing Law and Jurisdiction.  This Agreement will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, except that the laws of the State of Nevada shall govern the creation, perfection and foreclosure of the liens created hereunder on such property or any interest therein.  Parent hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the City of Newark, State of New Jersey; provided that nothing contained in this Agreement will prevent Ferring from bringing any action, enforcing any award or judgment or exercising any rights against Parent individually, against any security or against any property of Parent within any other county, state or other foreign or domestic jurisdiction.  Ferring and Parent agree that the venue provided above is the most convenient forum for both Ferring and Parent.  Parent waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.

23.           WAIVER OF JURY TRIAL.  EACH OF VYTERIS AND FERRING IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS.  VYTERIS AND FERRING ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

24.           Survival.  The representations and warranties of Parent made or deemed made herein and Sections 11 and 13 hereof shall survive the execution and delivery of this Agreement.

25.           Termination; Release.  This Agreement shall terminate ninety-one (91) days following satisfaction of both of the following (the “Product Delivery”):

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(a)           the receipt by Ferring from Vyteris of the materials and supplies specified on Schedule 2 attached hereto (with respect to which the design scope (the "Design") and budget have been already agreed by the Joint Development Team(as defined in the License Agreement)) sufficient for Ferring, in its discretion, to commence Phase III clinical trials in the United States with respect to the Product (as defined in the License Agreement), and

(b)           the confirmation by Ferring to Vyteris, in writing, that (i) such materials and supplies conform with the terms and conditions of the License Agreement, the Supply Agreement, the Design and the other applicable specifications, and (ii) neither Vyteris nor Parent has breached or defaulted under (nor has Ferring alleged in good faith that such breach or default has occurred) any of the Underlying Agreements.

Notwithstanding the foregoing, this Agreement shall terminate on May 31, 2010 even if Product Delivery has not occurred if, and only if, (a) Vyteris and Ferring agree in writing in good faith that the cause of such failure of Product Delivery was caused by a Force Majeure Event, and (b) Ferring has confirmed in writing that neither Vyteris nor Parent has breached or defaulted under or with respect to (nor has Ferring alleged in good faith that such breach or default has occurred under or with respect to) any of the Underlying Agreements.  As used herein, a “Force Majeure Event” means a significant unexpected event which is beyond the reasonable control of Vyteris and Parent with respect to which neither Vyteris nor Parent could reasonably be expected to have taken account and which could not have been prevented by good industry practice.  It is understood and agreed that if Ferring requests that Vyteris perform additional Phase II tests (outside the current scope of work) in connection with Phase II activities related to the Product (as defined in the License Agreement), and Vyteris’s performance of such tests causes a delay in Product Delivery past May 31, 2010, then such delay shall be deemed “caused by a Force Majeure Event” so long as the delay was not caused by a breach or default by Vyteris or Parent under or with respect to (and Ferring has not alleged in good faith that such breach or default has occurred under or with respect to) any of the Underlying Agreements.

Parent acknowledges that it has read and understood all the provisions of this Agreement, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

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IN WITNESS the due execution hereof as a document under seal, as of the date first written above.

ATTEST:	VYTERIS, INC., a Nevada corporation

By:
Name:		Name:
Title:		Title:

FERRING PHARMACEUTICALS, INC.

By:
Name:		Name:
Title:		Title:

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EXHIBIT "A"
TO SECURITY AGREEMENT

9.	Parent’s form of organization: corporation

10.	Parent’s State of organization: Nevada.

11.	Address of Parent’s chief executive office, including the County: 13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410

12.	Parent’s EIN: __________

13.	Parent’s organizational ID# (if any exists):	None

14.	Address for books and records, if different:	None

15.	Address of Collateral location as of date of this Agreement: 13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410.

16.
Address of location of Parent’s facility in Fair Lawn, New Jersey, including County and name and address of landlord or owner if location is not owned by Parent:  13-01 Poilitt Drive, Fair Lawn, Bergen County, NJ 07410. Landlord is Lincoln Fair Lawn Associates, with offices c/o Marcus Associates Property Management, Inc., 90 Main Street, Suite 301, Hackensack, NJ 07001.

9.           Other names or tradenames now or formerly used by Parent:  Vyteris Holdings (Nevada), Inc. (former name).

Schedule 1

Materials and Supplies

See Schedule 7 to Letter Agreement

EXHIBIT E

SUBORDINATION AND AGREEMENT

This Subordination and Agreement (this "Agreement"), dated as of the ____ day of March, 2009, is between Spencer Trask Specialty Group, LLC ("Creditor"), and Ferring Pharmaceuticals, Inc. ("Ferring").

Recitals

A.           Reference is hereby made to the letter agreement dated the date hereof (the “Letter Agreement”) among Vyteris, Inc., a Delaware corporation (“Vyteris”), Vyteris, Inc., a Nevada corporation (“Parent”), and Ferring.  (Vyteris and Parent are each referred to herein as an “Obligor” and together as “Obligors”).  In connection with the transactions contemplated by the Letter Agreement, each Obligor has entered into a Security Agreement with Ferring dated the date hereof (together, the “Security Agreements”) pursuant to which, among other things, each Obligor granted to Ferring a security interest in certain assets of such Obligor, as described therein.

B.           Creditor has extended credit to Obligors and/or may later extend other credit to Obligors.

C.           In order to induce Ferring to enter into the Letter Agreement and the other Transaction Documents (as defined in the Letter Agreement), Creditor will subordinate Creditor’s security interests, if any, securing all indebtedness and other amounts owed by either Obligor to Creditor ("Subordinated Debt"), to all of Ferring’s security interests in the Collateral, as defined in each Obligor’s respective Security Agreement (hereinafter referred to collectively as the “Collateral”).

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

26.           Until such time as neither Obligor has any further Obligations, as defined in each Obligor’s respective Security Agreement (hereinafter referred to collectively as the “Obligations”) to Ferring, any lien, security interest, claim or other right which Creditor may have or hereafter obtain with respect to the Collateral and proceeds arising from the casualty, loss, sale or lease thereof shall be subject, junior and subordinate to any security interest, lien, claim or right Ferring may have or hereafter acquire with respect to the Collateral and proceeds arising from the casualty, loss, sale or lease thereof.

27.           This Agreement shall be effective from and after the date hereof and while either Obligor has any Obligations to Ferring.  If, after neither Obligor has any Obligations to Ferring, Ferring must disgorge any payments made on or with respect to the Obligations for any reason (including, without limitation, the bankruptcy of an Obligor) or any Obligations exist, this Agreement and the relative rights and priorities provided herein, will be reinstated as to all disgorged payments as though the payments had not been made and/or such Obligations exist, as applicable. At any time without notice to Creditor, Ferring may take actions it considers appropriate on the Obligations and any Collateral, and enforcing or failing to enforce any rights against either Obligor or any other person.  No action or inaction will impair or otherwise affect Ferring's rights under this Agreement.

28.           In the event of any bankruptcy, reorganization, liquidation, execution sale, receivership or similar proceedings involving one or both Obligors, Creditor shall not contest, object or interfere with Ferring’s assertion and voting of a first priority security claim with respect to the Collateral and proceeds arising from the casualty, loss, sale or lease thereof.

29.           Creditor shall not, and shall not permit its affiliates to, acquire any security interests or other rights with respect to the Collateral, except for the liens and security interests which are approved by Ferring in writing and are subordinated to the liens and security interests with respect to the Collateral securing the Obligations, and shall not otherwise take or permit to be taken any action against Ferring or the Collateral adverse to the interests of Ferring; and, in the event that Creditor receives any distribution or payment in respect of the Collateral, Creditor and its affiliates shall hold the same in trust for Ferring and promptly pay over and remit the same to Ferring.

30.           Creditor hereby acknowledges and agrees that it has received a copy of, and hereby approves, the Letter Agreement.  Creditor hereby fully releases and discharges all Liens (as defined in the Letter Agreement) with respect to the PMK150 (as defined in the Letter Agreement).  Additionally, immediately prior to consummation of the transactions contemplated by exercise by Ferring of the Option (as defined in the Letter Agreement), Creditor shall fully release and discharge all Liens with respect to the PMK300 (as defined in the Letter Agreement).  In connection with the foregoing provisions, Creditor hereby authorizes Ferring to take any and all actions (including, as appropriate, filing UCC-3 termination or partial termination statements) necessary or desirable, as determined by Ferring in good faith.  Further, Creditor does hereby make, constitute and appoint any officer or agent of Ferring as Creditor’s true and lawful attorney-in-fact, with power to sign, for Creditor, such documentation required by the Uniform Commercial Code or otherwise deemed necessary or desirable to Ferring in furtherance of the transactions contemplated by the Transaction Documents (as defined in the Letter Agreement).  Creditor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof.  This power of attorney is coupled with an interest and is irrevocable.

31.           In order to give effect to the terms of this Agreement and to reach the purpose hereof, Creditor herewith for the sake of precaution authorizes Vyteris to enter into a Security Transfer Agreement under German law (Sicherungsübereignungsvertrag) with respect to the PMK300 (as defined in the letter Agreement) machine and to transfer for security purposes title (Sicherungseigentum) to the PMK300 machine to Ferring under the terms of such agreement (the "German Security Agreement"). Creditor herewith in advance grants its consent to such transaction.  During the term of the German Security Agreement, Creditor waives the exercise of any rights and remedies associated with its position as holder of a security interest or other Lien (as defined in the Letter Agreement) according to Article 9 of the Uniform Commercial Code with respect to the PMK300.  Upon the request of Ferring, Creditor shall take all steps that Ferring deems advisable or necessary in order for Ferring to obtain and/or perfect its security interest (including, at the request of Ferring, that Creditor shall execute the German Security Agreement).

32.           This Agreement shall be binding on Creditor, and its successors or assigns, and shall inure to the benefit of Ferring and its successors or assigns. This Agreement is for Creditor’s and Ferring’s benefit and not for the benefit of Obligors or any other party.

33.           This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without giving effect to conflicts of laws principles.  Creditor and Ferring hereby submit to the exclusive jurisdiction of the state and federal courts located in the City of Newark, State of New Jersey for the sole purpose of this Agreement and any controversy arising hereunder. CREDITOR AND FERRING EACH WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING FROM THIS AGREEMENT.

34.           This Agreement represents is the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations or agreements. Creditor is not relying on any representations by Ferring or Obligors in entering into this Agreement. Creditor will keep itself informed of each Obligor's financial and other conditions.  This Agreement may be amended only by written instrument signed by Creditor and Ferring.

35.           This Agreement may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the date first written above.

SPENCER TRASK SPECIALTY GROUP, LLC

By:
Name:
Title:

Accepted and agreed:

FERRING PHARMACEUTICALS, INC.

By:
Name:
Title:

Obligors approve the terms of this Agreement:

VYTERIS, INC., a Delaware corporation

By:
Name:
Title:

VYTERIS, INC., a Nevada corporation

By:
Name:
Title:

EXHIBIT F

Ferring Pharmaceuticals, Inc.
4 Gatehall Drive, 3rd Floor
Parsippany, NJ  07054

Ladies and Gentlemen:

I have acted as counsel to Vyteris, Inc., a Delaware corporation (the "Company") and its parent company, Vyteris, Inc., a Nevada corporation (“Parent”) in connection with the transactions contemplated by the Letter Agreement, of even date herewith, between you and the Company (the “Agreement”).  The Agreement, and the agreements described below are sometimes hereinafter referred to collectively as the "Documents".

In connection with the opinions expressed herein, I have made such examination of law as I considered appropriate or advisable for purposes hereof.  As to matters of fact material to the opinions expressed herein, I have relied, with your permission, upon the representations and warranties as to factual matters contained in and made by the Company and the Purchaser pursuant to the Documents and upon certificates and statements of certain government officials and of officers of the Company as described below.  I have also examined originals or copies of certain corporate documents or records of the Company as described below (which are collectively referred to as the “Documents”):

(a)	Form of Agreement
(b)	Form of Security Agreement, between the Company and you, of even date herewith (“Agreement”)
(c)	Form of Equipment Lease, between the Company and you, of even date herewith (“Equipment Lease”)
(d)	Assignment and Bill of Sale, between the Company and you, of even date herewith
(e)	Certificate of Incorporation of the Company
(f)	Bylaws of the Company
(g)	Unanimous Written Consent of the Company’s Board of Directors, evidencing approval of the Documents and the transactions described therein, a copy of which is annexed hereto
(h)	Good Standing Certificates of the Company from Delaware and New Jersey
(i)	Certificate of Incorporation of Parent
(j)	Bylaws of Parent

In rendering this opinion, I have, with your permission, assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to the originals of all documents submitted to us as copies; (c) the genuiness of all signatures; (d) the legal capacity of natural persons; (e) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all of such documents; (f) the due authorization, execution and delivery of all such documents by the signatories thereof, and the legal, valid and binding effect thereof on the signatories; (g) that the signatories will act in accordance with their respective representations and warranties as set forth in the Documents, (h) that all conditions precedent to the effectiveness of the Documents have been satisfied or waived, (h) that the Financing Statements contains the current address of Ferring from which information concerning Ferring’s security interest in the Collateral, as such term is defined in the Security Agreement (hereinafter, the “Collateral”) can be obtained, (i) that the Company has rights in the Collateral (although no facts have been disclosed to us that have caused us to conclude that the opinions expressed are factually incorrect except as disclosed in the Schedules to the Transaction Agreements),(j) that the Company is engaged in the business described in the Company’s 10-KSB filed with the Securities and Exchange Commission for the year ended December 31, 2007, (k) the due authorization, execution and delivery of the Documents by the parties thereto other than the Company and Parent, (l) that the Documents constitute the valid, binding and enforceable obligations of the parties thereto other than the Company and Parent and (m) that Ferring has filed any required state franchise, income or similar tax returns and have paid any required state franchise, income or similar taxes.

In rendering such opinions, I have not conducted any independent investigation.  Specifically, but without limitation, I have not searched the dockets of any courts and I have made no inquiries of securities holders or employees of the Company or the Parent, other than certain of the Company’s and the Parent’s officers.  No inference as to my knowledge with respect to such matters should be drawn from the fact of my representation of the Company or the Parent or the rendering of the opinions set forth below.

I am a member of the bar of the State of New York. I express no opinion as to the laws of any jurisdiction other than corporate laws of the State of Delaware, New York, and the federal laws of the United States of America.  I express no opinion with respect to the effect or application of any other laws.  Special rulings of authorities administering any of such laws or opinions of other counsel have not been sought or obtained by us in connection with rendering the opinions expressed herein.

1.           The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute, deliver and perform all of its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.  The Company is authorized to transact business and is in good standing in the State of New Jersey.

2.           Parent is a Nevada corporation.  Company is a wholly-owned subsidiary of Parent and Parent’s only asset is its ownership of the capital stock of Company.  Parent has the power and authority to execute, deliver and perform all of its obligations under the Documents to which it is a party and to consummate the transactions contemplated thereby.

3.           The execution and delivery by Company of such of the Documents to which it is a party, and the performance by Company of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Company.  The execution and delivery by Parent of such of the Documents to which it is a party, and the performance by Parent of its obligations thereunder, have been duly authorized by all necessary corporate action on the part of Parent.

4.           Each of the Documents to which Company is a party has been duly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its respective terms.  Each of the Documents to which Parent is a party has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its respective terms.

5.           The execution and delivery by each of Company and Parent of such of the Documents to which it is a party, and the consummation by it of the transactions contemplated thereby, will not violate any existing statute, regulation or other law.

6.           The execution and delivery by each of Company and Parent of such of the Documents to which it is a party does not, and the consummation by it of the transactions contemplated thereby will not, require any consent, authorization or approval of, the giving of notice to or registration with any governmental authority.

7.           The execution and delivery by Company of such of the Documents to which it is a party do not, and the consummation by Company of the transactions contemplated thereby will not, in either case in any material respect, violate or contravene, or constitute a default under, any term or provision of Company’s certificate of incorporation, bylaws or other governing documents or, to my knowledge, any contract or agreement to which Company is a party or pursuant to which its assets are bound.   The execution and delivery by Company of such of the Documents to which it is a party do not, and the consummation by Parent of the transactions contemplated thereby will not, in either case in any material respect, violate or contravene, or constitute a default under, any term or provision of Parent’s certificate of incorporation, bylaws or other governing documents or, to my knowledge, any contract or agreement to which Parent is a party or pursuant to which its assets are bound.

8.           To my knowledge, Company owns all good and marketable right, title and interest in and to the PMK150, free and clear of any and all Liens, except as set forth on Exhibit __ to the Security Agreement.  Upon execution and delivery by Company of the Bill of Sale, Ferring shall acquire all absolute unconditional right, title and interest in and to the Purchased Assets, free and clear of all Liens.  None of the transactions contemplated by the Transaction Documents constitutes a “bulk sale” or similar transfer.  The sale by Vyteris and the purchase by Ferring of the Purchased Assets do not constitute a fraudulent conveyance (or similar transfer) or preference under the U.S. Bankruptcy Code and/or other applicable law.  Assuming that (i) the payment amounts by lessee to lessor are not considered to be “nominal payments” and (ii) at the end of the Lease term, the leased property will still be considered to have a useful life, the transactions contemplated by the Equipment Lease constitute a true lease and not a disguised sale.

9.           The provisions of the Security Agreement are effective to create in favor of Ferring a security interest in the collateral described therein, to the extent such collateral consists of personal property in which a security interest may be created under Article 9 of the Delaware Uniform Commercial Code (the “Article 9 Collateral”) and do not constitute a fraudulent conveyance (or similar transfer) or preference under the U.S. Bankruptcy Code and/or other applicable law.  The presentment of the Financing Statement naming Company as the debtor, together with the payment of any required filing fees, in the office of the Secretary of State of the State of Delaware, is sufficient to perfect the security interests created by the Transaction Documents in that portion of the Article 9 Collateral in which Company has an interest and in which a security interest may be perfected by filing a financing statement under the Delaware Uniform Commercial Code.

10.           Neither the execution and delivery by each of Company and Parent of the Transaction Documents to which it is a party, nor the consummation by it of the transactions contemplated therein nor the fulfillment of the terms thereof by it will, to my knowledge (a) result in the creation or imposition of any security interest or other lien upon any property of such party, except for any security interest or lien created in favor of Ferring pursuant to the Security Agreement, or (b) result in the violation of or contravene the terms of any order of any governmental authority having jurisdiction over such party.

11.           To my knowledge, there are no actions, proceedings or investigations pending or threatened against Company or Parent before or by any governmental authority that might have an effect upon the validity or enforceability of the Transaction Documents or which, if determined adversely to Company or Parent, would materially affect the business, financial condition, property or operations of Company or Parent.

The opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

A.           My opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity).  In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

B.  My opinions are further subject to other laws and judicial decisions affecting the rights of creditors and secured creditors generally, including, without limitation, the following:

I express no opinion as to the enforceability of provisions of the Documents to the extent they contain:

(a)           choice of law or forum selection provisions,

(b)           waivers by the Company or Parent of any statutory or constitutional rights or remedies,

(c)           grants of powers of attorney,

(d)           cumulative remedies to the extent such cumulative remedies purport to compensate, or would have the effect of compensating, the party entitled to the benefits thereof in an amount in excess of the actual loss suffered by such party and provisions to the effect that rights or remedies may be exercised without notice, that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy, that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, or that election of a particular remedy or remedies does not preclude recourse to one or more remedies,

(e)          provisions purporting to establish evidentiary standards,

(f)          provisions prohibiting waivers of any terms of the Transaction Agreements or the Subordinated Debt Documents other than in writing, or prohibiting oral modifications thereof or modification by course of dealing,

(g)          provisions indemnifying a party against, or requiring contributions toward, that party’s liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy or prohibited by law,

(h)          provisions expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, or defenses to obligations or rights granted by law, when such waivers are against public policy or prohibited by law,

(i)           terms to the effect that provisions in the Transaction Agreements or the Subordinated Debt Documents may not be waived or modified except in writing may be limited under certain circumstances; and

(j)           Limitations imposed by state law, federal law or general equitable principles upon the specific enforceability of any of the remedies, covenants or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered in a proceeding in equity or at law.

C.           This opinion letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991) as updated by the Committee on Legal Opinions, Legal Opinion Principles (1998) at 53 Bus. Law. 831, and the TriBar Opinion Committee, Third Party “Closing” Opinions (1998), commonly known as “TriBar II” (collectively, the “Accords”). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accords, including the General Qualifications and the Equitable Principles Limitations, and this opinion letter should be read in conjunction therewith.

D.           My opinion in paragraph 9 above, as to perfection of the security interest of Ferring in the Collateral are further subject to the following additional qualifications:

(1) I express no opinion as to Collateral which consists of or will consist of consumer goods or accounts resulting from the sale thereof, beneficial interests in a trust or decedent’s estate, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, goods subject to certificates of title (including, without limitation, motor vehicles), fixtures, equipment to be used in farming operations, farm products, agricultural or farm property, accounts or general intangibles arising from or relating to the sale of farm products, crops, timber, minerals, oil, gas or the like, or items which are subject to a statute or treaty of the United States which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the Delaware UCC for filing to perfect such security interest, or in the case of the sale of any of the foregoing, accounts, promissory notes or general intangibles arising with respect thereto;

(2) I express no opinion as to matters excluded from Article 9 of the Delaware UCC by Section 9-109 of the Delaware UCC ;

(3) I express no opinion as to the effect of Section 9-315 of the Delaware UCC as to proceeds of Collateral and Sections 9-320 and 9-330 of the Delaware UCC as to buyers and purchasers of Collateral in certain circumstances;

(4) I express no opinion as to the requirement that continuation statements with respect to a Financing Statement be filed within six months prior to the fifth, tenth, fifteenth, etc. anniversaries of the original filing of such Financing Statement and assume that all continuation statements will be properly filed;

(5) the security interest of Ferring in the Collateral may become unperfected if the Company or Parent, a the case may be, changes its name, jurisdiction of formation or its status therein, or identity or entity structure;

(6) I express no opinion as to the validity or perfection of any security interest purported to be granted in that portion of the Collateral that constitutes an interest or claim in or under a policy of insurance (except as provided in Section 9-315 of the Delaware UCC with respect to proceeds), a right represented by a judgment, a right of setoff, a claim arising out of tort or an interest in any deposit account (except as provided in Section 9-315 of the Delaware UCC with respect to proceeds);

(7) In the case of Collateral consisting of money or instruments (as such term is defined in the Delaware UCC) not constituting part of a chattel paper (as such term is defined in the Delaware UCC), the security interest granted pursuant to the Security Agreement cannot be perfected by filing a Financing Statement but can only be perfected if possession thereof is obtained;

(8) I express no opinion with respect to the perfection of Ferring’s security interest in any patents, patent application, patents pending, copyrights, trademarks, trade names trademark registrations or other interests subject to federal patent, trademark or copyright laws, except to the extent that any such security interests may be perfected by filing of a Financing Statement in Delaware and I do not express as an opinion as to whether any such security may be perfected by filing a Financing Statement; and

(9) I express no opinion concerning the Company’s or Parent’s rights in or title to, or the priority of any security interest, pledge, lien, or other similar interest in, any personal property, or the creation, perfection or priority of any lien, mortgage or other similar interest in any real property.

E.  I express no opinion as to compliance or the effect of noncompliance by Ferring with any state or federal laws or regulations applicable to Ferring in connection with the transactions described in the Documents.

F.  I express no opinion as to the Company’s or this transaction’s compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations or Section 721 (as amended by Section 5021) of the Omnibus Trade and Competitiveness Act of 1988: the so-called “Exon-Florio” proviso of the Defense Production Act of 1950 and the regulations thereunder.

G.  My opinions are subject to the effect of judicial decisions which may permit the introduction of extrinsic evidence to interpret the terms of written contracts such as the Documents.

H.  I express no opinion herein with respect to the effect of any land use, safety, hazardous material, environmental or similar law, or any local or regional law.  Further, I express no opinion as to the effect of or compliance with any state or federal laws or regulations applicable to the transactions contemplated by the Documents because of the nature of the business of any party thereto other than the Company or Parent.

I.  I have assumed that the approval by the Company’s and Parent’s Board of Directors of the Documents and the transactions contemplated thereby did not violate the business judgment rule and I further assume that the Documents and the transactions contemplated thereby were entirely fair to the Company and Parent as of the time the Company’s and Parent’s Board of Directors approved them.

J.           With regard to the opinion set forth in paragraph 8. above, my knowledge is limited to the facts set forth on a certificate provided to me by Parent’s Chief Financial Officer, of even date herewith.

K.          In rendering the opinions set forth herein, I am assuming that the law and regulation of each jurisdiction in question is the same as the applicable laws and regulations in the State of New York.

L.           In rendering the opinions set forth herein, I am assuming the proper completion of any and all forms, proper filing of such forms and the proper payment of all applicable fees.

M.         I am specifically not rendering any opinion on any Collateral not physically situated at Company’s headquarters at 13-01 Pollitt Drive, Fair Lawn, NJ.

N.          The opinion set forth in the last sentence of paragraph 8 above specifically excludes the applicability and any opinion with respect to Statement of Financial Accounting Standards No. 13.

This opinion is rendered as of the date first written above, is solely for your benefit in connection with the Agreement and may not be relief upon or used by, circulated, quoted, or referred to nor may any copies hereof by delivered to any other person without my prior written consent.  I disclaim any obligation to update this opinion letter or to advise you of facts, circumstances, events or developments which hereafter may be brought to my attention and which may alter, affect or modify the opinions expressed herein.

Very truly yours,

EXHIBIT G

Security Transfer of Moveable Assets

by and between

Vyteris, Inc.

and

Ferring Pharmaceuticals, Inc.

First draft, February 11, 2009

THIS SECURITY TRANSFER AGREEMENT (the "Agreement") is made

BETWEEN:

(1)
Vyteris, Inc., a US corporation, incorporated and validly existing under the laws of [Delaware], with its principal place of business at 13-01 Pollit Drive, Fair Lawn, NJ 07410, United States of America (the "Transferor"); and

(2)
Ferring Pharmaceuticals, Inc., a US corporation, incorporated and validly existing under the laws of Delaware, with its principal place of business at 4 Gatehall Drive, 3rd Floor, Parsipanny, NJ 07054, United States of Amercia (the "Transferee").

The Transferor and the Transferee are collectively referred to as the "Parties" and each a "Party".

RECITALS:

(A)
Whereas, the Parties have a business relationship based upon certain commercial agreements entered into between them including [without limitation] (a) a Letter Agreement [dated as of the same date hereof] (the “Letter Agreement”); (b) a License and Development Agreement dated as of September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement (the “License Agreement”); and (c) a Supply Agreement dated September 27, 2004, as amended prior to the date hereof and pursuant to the Letter Agreement (the “Supply Agreement”) (all of the foregoing, the “Underlying Agreements”). Reference is made to the Underlying Agreements, the content of which is fully known to the Parties.

(B)
Clause 6. c) of the Letter Agreement provides inter alia that in order to secure the obligations of Transferor pursuant to the Underlying Agreements, Transferor shall grant Transferee a security interest in all of the assets of Transferor (including, without limitation, the Product (as defined in the License Agreement), work in process, supplies, inventories, machinery and equipment, together the “Collateral”). In furtherance thereof, simultaneously with the execution and delivery of the Letter Agreement, Transferor shall execute and deliver to Transferee a Security Agreement in the form attached to the Letter Agreement as Exhibit C (the “Security Agreement”) and any other UCC-1 statements and other documents reasonably requested by Transferee. Reference is made to Clause 6. c) and the Security Agreement.

(C)
Transferor owns a certain piece of machinery known as “PMK300” (a web concerting machine), which is currently located not at the premises of Transferor in the US, but at the facilities of Harro Hoeflinger Verpackungsmaschinen GmbH, Werk Satteldorf, Industriestraße 6, 74589 Satteldorf, Germany. A detailed description of the PMK300 machine is set forth on schedule 1. The Parties are in agreement that the PMK300 machine shall serve as, and be part of the Collateral (as defined in the immediately preceding paragraph), and that a security interest in the PMK300 machine shall be established in favour of Transferee.

(D)
Since the PMK300 machine is currently located in Germany, due to applicable German conflicts of laws regulations, the creation of a security interest in a movable asset (including the transfer of title for security purposes) is mandatorily governed by German law. The Parties have therefore decided to enter into a separate security agreement governed by German law specifically for the creation of a security interest in the PMK300 machine. With the present agreement, they are entering into a security transfer agreement (Sicherungsübereignungsvertrag), a security transaction under German law involving movable assets as collateral, by which title (Eigentum) to the PMK300 machine will be transferred as collateral to the Transferee. The Parties wish to incorporate this Agreement in its entirety into the Security Agreement by way of reference.

(E)
According to clause 4. b) of the Letter Agreement, Transferor has granted Transferee the right to purchase the PMK300, the PMK300 Equipment Warranties and all related records, documentation and warranties (collectively referred to in the Letter Agreement as the “PMK300 Assets”), free and clear of all Liens for a period of one (1) year from the date of the Letter Agreement (the “Option”). It is understood that this Agreement and the security transfer contemplated hereby shall cease to be in effect upon completion of the purchase by Transferee of the PMK300 by way of exercising the Option.

(F)
The Parties are aware that the PMK300 currently is subject to a security interest [lien] according to Art. 9 UCC [to be confirmed] in favor of Spencer Trask Speciality Group, LLC (“Spencer Trask”), which is another creditor of Transferor. However, according to a Subordination Agreement entered into between Spencer Trask and Transferee as of the same date hereof, Spencer Trask has subordinated its existing security interests in the Transferor’s assets (including the PMK300) to all of Transferee’s security interests in such assets, subject to the terms and conditions of the Subordination Agreement. According to clause 6 c) of the Letter Agreement, Spencer Trask will fully release all liens and encumbrances with respect to the PMK300 immediately prior to consummation of the transactions contemplated by the exercise of the Option.

(G)
In order to give effect to the terms of the Subordination Agreement and to reach the purpose thereof, Spencer Trask herewith for the sake of precaution authorizes Transferor to enter into this Agreement and to transfer title (Eigentum) to the PMK300 to the Transferee as set forth in clause 2.1 below and consents to the transactions contemplated hereby. During the term of this Agreement, Spencer Trask waives the exercise of any rights and remedies associated with its position as holder of a security interest [lien] according to Art. 9 UCC with respect to the PMK300.

(H)
References in this Agreement to the Underlying Agreements will be deemed to include references to those agreements as they may be amended, modified, varied or restated from time to time. Similarly, references in this Agreement to secured Obligations of Transferor (as defined in the Underlying Agreements) will be deemed to include any and all obligations which the Transferor may have under or in connection with the Underlying Agreements as the same may be so amended, modified, varied or restated from time to time.

THE PARTIES AGREE AS FOLLOWS:

1.	DEFINITIONS

Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Underlying Agreements, the Security Agreement and the Subordination Agreement.

2.	TRANSFER OF TITLE FOR SECURITY PURPOSES "SICHERUNGSÜBEREIGNUNG"

2.1.	The Transferor hereby transfers to the Transferee:

Title (Sicherungseigentum gem. § 931 of the German Civil Code, Bürgerliches Gesetzbuch – BGB) to the PMK300 machine including all its present and future movable inventory (Zubehör), replacements and spare parts and accessories, located now and in future at the premises redlined on the map enclosed as schedule 2.

The schedules form an integral part of this Agreement. The premises specified pursuant to this clause 2.1 are hereinafter referred to as the "Premises" and the transferred assets as the "German Collateral".

2.2.
To the extent that the Transferor has ownership or co-ownership (Miteigentum) of the German Collateral or acquires such rights in the future the Transferor hereby transfers to the Transferee the ownership or co-ownership. To the extent that the Transferor has any inchoate rights (Anwartschaftsrechte) in respect of the German Collateral the Transferor hereby transfers to the Transferee such inchoate rights.

2.3.
Delivery of possession of the Collateral to the Transferee is hereby replaced by the agreement that the Transferor assigns its claim for repossession (Herausgabeanspruch) against [Harro Hoeflinger Verpackungsmaschinen GmbH] according to sections 931, 870 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) to the effect that the Transferee becomes indirect possessor (mittelbarer Besitzer) as defined in section 868 of the German Civil Code (Bürgerliches Gesetzbuch – BGB) with respect to the German Collateral. The Transferor hereby further assigns all present and future claims against third parties obtaining actual possession of the German Collateral to the Transferee. The Transferee hereby accepts such assignment.

2.4.	The Transferee hereby accepts the transfer of the German Collateral and the transfer of the inchoate rights.

3.	SECURED OBLIGATIONS

The transfer of title hereunder is constituted in order to secure the prompt and complete satisfaction of any and all obligations (present and future, actual and contingent) which are (or are expressed to be) or become owing by the Transferor to the Transferee under the Underlying Agreements, in particular, the Letter Agreement. For the avoidance of doubt these shall include any claims arising out of unjust enrichment "ungerechtfertigte Bereicherung" (together referred to as the "Obligations").

4.	USE OF COLLATERAL

4.1.
The Transferor is authorised in accordance with the terms and conditions of the Underlying Agreements to continue the use of the German Collateral on its own behalf in the ordinary course of business as long as such authorisation has not been revoked by the Transferee. Any sale or disposition of the German Collateral is strictly prohibited.

4.2.
The Transferee is entitled to revoke the aforementioned authorisation and claim delivery of the German Collateral at any time in order to protect the legitimate interests of the Transferee or upon an Event of Default (as defined in the Security Agreement).

4.3.	Upon expiry of the Transferor's authorisation to continue the use of the German Collateral the Transferee is entitled to claim delivery of all documents pertaining to the German Collateral.

5.	UNDERTAKINGS

In addition to Transferor’s undertakings, covenants and assurances set forth in the Security Agreement and those in clause 4. b) of the Letter Agreement, all of which are incorporated into this Agreement by way of reference, the Transferor undertakes towards the Transferee as follows:

5.1.	Principal Undertakings

(a)
to execute without undue delay all documents and do all things as the Transferee may require to perfect and protect the security created by a security transfer or to facilitate the enforcement or realisation of the security created by such security transfer;

(b)
not to do or cause or permit to be done anything which will, or could be reasonably expected to, materially adversely affect the security or the rights of the Transferee under this Agreement or which in any way materially depreciates, jeopardises or otherwise prejudices the security created under this Agreement; and

(c)	to ensure that all rights granted to the Transferee are prior in ranking to any rights of third parties; and

(d)	that all information with respect to the German Collateral set forth in the Recitals to this Agreement are complete, true and accurate in all respects; and

(e)	that Transferor has the claim for repossession (Herausgabeanspruch) against [Harro Hoeflinger Verpackungsmaschinen GmbH] as set forth in clause 2.3 above.

5.2.	Reporting Obligations

(a)
In the event that the value of the German Collateral transferred to the Transferee is subsequently affected because of complaints or for other reasons the Transferor shall immediately notify the Transferee thereof, and he will act in accordance with the instructions given by the Transferee. The Transferor's obligation to notify pursuant to this clause 5.3 (a) only exists if the value of the security granted by this Agreement is substantially affected.

(b)
In the event that the Transferee's entitlement to the transferred German Collateral is impaired or jeopardised by attachment (Pfändung), transfer order (Überweisung) or otherwise the Transferor shall immediately notify the Transferee thereof. In case of an attachment the Transferor shall deliver to the Transferee a copy of the attachment and transfer order (Pfändungs- und Überweisungsbeschluss) and all other documents necessary to object against the attachment and he shall notify the attaching creditor immediately of the Transferee's security interest.

5.3.	Right of Inspection

(a)
The Transferee has the right to inspect or have inspected by authorised personnel the Transferor's documents in order to evaluate and enforce the German Collateral, however, as long as no right of realisation exists only upon reasonable advance notification and during normal business hours.

(b)
To the extent that the German Collateral has been recorded in EDP systems, the Transferor shall allow the Transferee, upon the latter's first demand, to use the EDP system, including the periphery, with the data stored in respect of all bookings relating to the assignment, and the Transferor shall further make available the operators and the necessary programs (software) required in connection therewith, and shall do whatever is necessary to put the EDP system into operation and repair the same or otherwise.

5.4.	Labeling of the German Collateral, Third Parties' Rights

(a)
Without prejudice to the right of use pursuant to clause 4 the Transferor will use reasonable endeavours to ensure the German Collateral does not leave the Premises and that it is handled properly. Upon request of the Transferee the Transferor will label the German Collateral in a way whereby it is obvious that the German Collateral has been transferred to the Transferee for security purposes. Upon request of the Transferee the Transferor will make a note of such labeling in his records.

(b)	The Transferor shall immediately notify the Transferee of any change of the location of the German Collateral.

(c)
The Transferor shall where appropriate in the ordinary course of business terminate any person's extended retention of title arrangements ("Eigentumsvorbehalt") in respect of the German Collateral by paying the purchase price thereof.

(d)
So far as there may be statutory liens of third parties (e.g. landlord, lessor, stockkeeper, work contractor) to the German Collateral the Transferor shall, on the Transferee's request, from the date on which the rent, storage charges or remuneration for contracts for work and services had been due, furnish proof to the Transferee of such payment.

5.5.	Insurance of the Collateral

(a)
During the term of the transfer the Transferor shall provide the German Collateral with full and reasonable insurance cover against the usual risks and in particular in accordance with the provisions of the Security Agreement.

(b)	The Transferor shall notify the respective insurer immediately that:

(i)	the Transferee holds the title of the German Collateral;

(ii)	the Transferee holds all rights arising from the insurance agreement to the extent they relate to the German Collateral;

(iii)	any payments under the insurance agreements relating to damages during the term of the transfer are to be performed directly to the Transferee; and

(iv)
the Transferee assumes only the rights and not the obligations arising from the insurance agreement, with the further limitation that, without the Transferee's consent, the Transferor is not entitled to cancellation of the insurance agreement.

Each public liability policy shall name the Transferee as additional insured.

The Transferor procures that the insurer submits an insurance certificate (Versicherungsschein) to the Transferee.

(c)
Upon the Transferee's request the Transferor shall immediately submit to the Transferee duplicate original copies of each insurance policy, or such other evidence of insurance as Transferee may require, together with a premium receipt or other proof of payment and, upon the Transferee's reasonable request, an esteemed insurance broker's report regarding such insurance policy.

6.	OTHER RIGHTS OF TRANSFEREE

6.1.
If, and to the extent, documents required for the evaluation or realisation of the German Collateral have been delivered by the Transferor to a third party (especially to an accountant or tax advisor) the Transferor hereby assigns to the Transferee its claims against such third party for providing information and for delivering such documents and hereby authorises the third party to provide the Transferee with such information and documents required to evaluate and realise the Collateral.

6.2.
In so far as the electronic data processing is executed by third parties the Transferor hereby assigns to the Transferee all its claims for performance and authorises these third parties to execute the electronic data processing on behalf of the Transferee in the same manner as they were obliged to towards the Transferor, provided that the Transferee requests them to do so.

6.3.
In order to protect its legitimate interests the Transferee is entitled to revoke the authorisation to continue the use of and to request delivery of the German Collateral, in particular if the Transferor is in a material breach of its duty to handle the German Collateral with care or if it disposes of the German Collateral without the prior written consent of Transferee.

6.4.
If no proof is furnished that mature claims for rent, storage charges or remuneration for contracts for work and services have been satisfied by the Transferor the Transferee will be entitled to effect payment at the Transferor's expense in order to avert such third parties' liens.

6.5.
In case the Transferor has not or not sufficiently provided for insurance cover the Transferee is entitled to enter into an appropriate insurance agreement for the German Collateral at the Transferor's expense.

6.6.	The Transferor hereby assigns to the Transferee all present and future claims against the insurance companies for the security purpose set out in clause 3 of this Agreement.

6.7.	The Transferee hereby accepts such assignment.

7.	REALISATION OF GERMAN COLLATERAL

7.1.
Upon the occurrence of an Event of Default (as defined in the Security Agreement), in particular in case (i) the Transferor is in delay (Verzug) with payment of the Obligations when they fall due respectively and (ii) such delay has not been cured by Transferor within a time period of [__] days set by Transferee, and notwithstanding the provisions in clause 4 of this Agreement the Transferee is entitled to revoke the right to continue the use of the German Collateral as described in clause 4 above, to request delivery of the German Collateral, to realise the German Collateral and enforce all other rights arising from this Agreement.

7.2.
Upon the occurrence of an Event of Default the Transferee shall be authorised to terminate retention of title arrangements "Eigentumsvorbehalt" by paying the purchase price thereof or part thereof on behalf and at the expense of the Transferor. The Transferor hereby waives its right to object against such performance by the Transferee.

7.3.	In the event of a realisation the Transferor shall immediately submit to the Transferee all documents relating to the German Collateral (and other documents required).

7.4.
Before realisation the Transferee shall give written warning to the Transferor in accordance with clause 10. of the Security Agreement. Advance warning is not required if the Transferor has ceased payment or has been subject to insolvency proceedings.

7.5.
The Transferee is entitled to realise the German Collateral also by public sale (freihändiger Verkauf) on its own behalf or on the Transferor's behalf. The Transferee shall use its best endeavours to achieve the best obtainable price. At the Transferee’s request the Transferor will assist in the realisation or, according to the instructions of the Transferee, sell the German Collateral at best offer. The Transferor will pass any payment or any other benefit obtained from the realisation on to the Transferee.

8.	TERMINATION; RELEASE

8.1.
The release of the German Collateral shall occur upon complete satisfaction of the secured Obligations in accordance with clause 24 of the Security Agreement. The termination of this Agreement shall also be in accordance with clause 24 of the Security Agreement.

8.2.	This Agreement and the security transfer contemplated hereby shall cease to be in effect upon completion of the purchase by Transferee of the PMK300 by way of exercising the Option.

9.	NOTIFICATIONS

Any notice or other communication under or in connection with this Agreement shall be in writing and shall be delivered personally, or sent by post, courier or by facsimile transmission:

9.1.	In the case of the Transferee, to:

__________________________
__________________________
__________________________
__________________________

For the attention of:         __________

Phone No.:  __________________
Fax No.:  ______________________

9.2.	In the case of the Transferor, to:

__________________________
__________________________
__________________________
__________________________

For the attention of:         ___________

Phone No.:______________________
Fax No.: _______________________

or to the address notified at the point of closing or any other address later notified in writing to the other Party at least 15 days in advance.

Communications shall be in the English language or, if in any other language, accompanied by a translation into English. In the event of any conflict between the English text and the text in any other language, the English text shall prevail. Any changes in the authority to represent the Transferor shall be notified to the Transferee without undue delay.

10.	MISCELLANEOUS

10.1.	Conflict between this Agreement and the Security Agreement

Unless otherwise provided for herein, all provisions of the Security Agreement shall apply also with respect to the German Collateral and in addition to the provisions of this Agreement, and such provisions of the Security Agreement are incorporated herein by way of reference.

If there is a conflict between this Agreement and the Security Agreement, which cannot be resolved by way of interpretation, then (to the extent permitted by law) the provisions of the Security Agreement shall take priority over the provisions of this Agreement.

10.2.	Liability and Indemnity

The Transferee shall not be liable for any loss or damage suffered by the Transferor save in respect of such loss or damage which is suffered as a result of the wilful misconduct or gross negligence of the Transferee. The Transferor will indemnify the Transferee and keep the Transferee indemnified against any and all damages, losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against each of the Transferee for anything done or omitted in the exercise or purported exercise of the powers contained herein and occasioned by any breach of the Transferor of any of its obligations or undertakings herein contained other than to the extent that such damages, losses, actions, claims, expenses, demands and liabilities are incurred or made against any of the Transferee as a result of the gross negligence or wilful misconduct of the Transferee. To the extent an aforementioned person might for any reason become liable vis-à-vis the Transferor as a result of this Agreement, its liability shall be several but not joint.

10.3.	Costs and Fees

(a)
The Transferor will pay all costs, expenses and fees (including legal costs) in each case plus VAT, if applicable, accruing thereon, reasonably incurred in connection with the preparation, execution and administration of this Agreement, including all lawyers' fees.

(b)
The Transferor will pay all costs, expenses and fees (including legal costs) in each case plus VAT, if applicable, accruing thereon, incurred in connection with the realisation of this Agreement, in particular in connection with the public auction of the German Collateral, including all court fees and lawyers' fees.

10.4.	Waivers

No failure to exercise, nor any delay in exercising, on the part of the Transferee, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. Any statutory legal remedies shall not be limited or excluded by this Agreement, the Security Agreement or by the Underlying Agreements.

10.5.	Amendments

Unless notarial form is required, any changes, amendments and waivers of any provision of this Agreement - including this clause 10.5 - require written form in order to become valid. No oral supplements to this Agreement have been made.

10.6.	Partial Invalidity

If any of the provisions of this Agreement should be or become invalid, unenforceable or impractical in whole or in part, the validity of the other provisions hereof shall not be affected. In that case the invalid, unenforceable or impractical provision is deemed to be replaced by such valid and enforceable provision or arrangement, which corresponds as closely as possible to the invalid, unenforceable or impractical provision and to the parties' economic aims pursued by and reflected in this Agreement. The same applies in the event that this Agreement does not contain a provision which it needs to contain in order to achieve the economic purpose as expressed herein (Regelungslücke).

10.7.	Choice of Law

This Agreement shall be governed by and construed in accordance with the laws of the Federal Republic of Germany.

10.8.	Place of Jurisdiction

Any legal action or proceedings arising out of or in connection with this Agreement shall be brought in the courts in [Frankfurt am Main]. The foregoing shall, however, not limit the right of the Transferee to bring any legal action against the Transferor in any other court of competent jurisdiction.

SCHEDULE 1

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SCHEDULE 2

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SIGNATURE PAGE

This Agreement is signed in on ___ March 2009 as follows:

TRANSFEROR:

Name:
Title:

TRANSFEREE:

Name:
Title:

Approved and countersigned:

SPENCER TRASK:

Name:
Title: